Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286909

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2025)

$1,250,000,000

Common Stock

We have entered into an ATM equity offering sales agreement (as it may be further amended from time to time) (the “Sales Agreement”) with BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Corp., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller, as applicable, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below) and StoneX Financial Inc., as forward seller to StoneX Financial Inc., its relevant Forward Purchaser (each a “Sales Agent,” and collectively, the “Sales Agents”), and the Forward Purchasers (as defined below), relating to the issuance, offer and sale of shares of our common stock, par value $.01 per share (“common stock”), pursuant to this prospectus supplement and the accompanying prospectus. We refer to the Sales Agents, when acting in their capacity as sales agents, individually as a “Sales Agent” and collectively as “Sales Agents”, and, if applicable, when acting in their capacity as agents for Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers”. In accordance with the terms of the Sales Agreement, we may offer and sell up to $1,250,000,000 aggregate gross sales price of our common stock from time to time through the Sales Agents, as our sales agents, or, if applicable, as Forward Sellers, or directly to one or more of the Sales Agents, acting as principal.

The Sales Agreement provides that, in addition to the issuance and sale of shares of our common stock by us to or through the Sales Agents, we also may enter into one or more forward sale agreements (each, a “forward sale agreement,” and collectively, the “forward sale agreements”) with each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, The Bank of Nova Scotia, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association, or one of their affiliates, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”) under a separate forward sale agreement between us and a Forward Seller or its affiliate or agent (each, a “forward sale agreement,” and collectively, the “forward sale agreements”). In connection with any forward sale agreement, we expect the relevant Forward Purchaser or its affiliate will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions, to borrow from third parties and, through the applicable Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying such forward sale agreement, to hedge such Forward Purchaser’s exposure under such forward sale agreement. In no event will the aggregate number of shares of our common stock sold through the Sales Agents or Forward Sellers (or directly to the Sales Agents, acting as principals) under the Sales Agreement, under any terms agreement (as described below) and any forward sale agreements have an aggregate gross sales price in excess of $1,250,000,000 in the aggregate. Unless otherwise expressly stated or the context otherwise requires, the “appointed”, “applicable”, “related” or “relevant” Forward Seller with respect to a particular Forward Purchaser will be the Forward Seller entity that is the same entity as, or an affiliate of, such Forward Purchaser, and references herein to “applicable” Forward Purchaser or “applicable” forward sale agreements mean, with respect to any Forward Purchaser and any forward sale agreement, the Forward Purchaser party to such forward sale agreement, as applicable.

Offers and sales, if any, of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus made through the Sales Agents, as our sales agents or as Forward Sellers, will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on The Nasdaq Global Select Market (“Nasdaq”), the existing trading market for our common stock, or sales made to or through a market maker or through an electronic communications network. In addition, such shares of our common stock may be offered and sold by other methods, including by privately negotiated transactions (including block transactions) or by any other methods permitted by applicable law, as we and the relevant Sales Agents, as our sales agents or as Forward Sellers agree. Under the terms of the Sales Agreement, we also may sell shares of our common stock to one or more Sales Agents, acting as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to one or more Sales Agents, acting as principal, we will enter into a separate terms agreement with such Sales Agent or Sales Agents, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.

If we enter into forward sale agreements, we will not initially receive any proceeds from any sale of shares or our common stock borrowed by a Forward Purchaser or its affiliate and sold through the related Forward Seller. We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” in this prospectus supplement.

None of the Sales Agents, whether acting as our sales agent or as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulations and on the terms and subject to the conditions of the Sales Agreement, to sell shares of our common stock offered as instructed by us. The shares of common stock offered and sold through the Sales Agents, as our sales agents, or Forward Sellers, as agents for the applicable Forward Purchasers, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.

We will pay the applicable Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the aggregate gross sales prices of the shares of our common stock issued by us and sold through such Sales Agent, as our sales agent. In connection with each forward sale agreement, we will pay the applicable Sales Agent, acting as Forward Seller in connection with such forward sale agreement, in the form of a reduced initial forward sale price under the related forward sale agreement, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the volume weighted average price of the borrowed shares of our common stock sold through such Sales Agent, as Forward Seller, during the applicable forward hedge selling period for such shares. We may also agree with any Sales Agent, whether acting as our sales agent or as Forward Seller, to sell shares of our common stock other than through ordinary brokers’ transactions on Nasdaq, and for which we may agree to pay such Sales Agent a commission that is customary for such sales.

Under the terms of the Sales Agreement, we also may sell shares of common stock to each of the Sales Agents as principal, for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares of common stock to any Sales Agent, acting as principal, we will enter into a separate terms agreement with the Sales Agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The net proceeds we receive from the sale of our shares of common stock in this offering will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing and/or selling the shares of common stock; provided, however, that we will not initially receive any proceeds from the sale of our shares of common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of common stock) and receive proceeds from the sale of those shares of common stock upon one or more forward settlement dates no later than a date that is up to two years from entry into the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of common stock to the relevant Forward Purchaser in certain circumstances. See “Plan of Distribution” in this prospectus supplement.

Our common stock is listed on Nasdaq under the symbol “GLPI.” On May 1, 2025, the last reported sale price of our common stock on Nasdaq was $47.19 per share. You are urged to obtain current market quotations of our common stock.

The offering of shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all the shares of common stock subject to the Sales Agreement (including shares sold by us to or through the Sales Agents and borrowed shares sold by the Forward Sellers) and (ii) the termination of the Sales Agreement, pursuant to its terms.

To ensure that we maintain our qualification as a real estate investment trust (“REIT”), our amended and restated articles of incorporation impose certain restrictions on ownership of our common stock. See “Description of Capital Stock of GLPI—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common stock involves risks. You should read carefully and consider the “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 29 of our Annual Report on Form 10-K for the year ended December 31, 2024 and our other periodic reports filed with the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities	Barclays	BTIG	Capital One Securities

Citigroup	Citizens Capital Markets	Goldman Sachs & Co. LLC	Jefferies

KeyBanc Capital Markets	Mizuho	Morgan Stanley	Raymond James

RBC Capital Markets	Scotiabank	Truist Securities	Wells Fargo Securities

Prospectus Supplement dated May 2, 2025

Prospectus Supplement

Prospectus

Page
CERTAIN DEFINED TERMS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	6
WHERE YOU CAN FIND MORE INFORMATION	7
INFORMATION INCORPORATED BY REFERENCE	8
GUARANTOR DISCLOSURE	9
USE OF PROCEEDS	10
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF CAPITAL STOCK OF GLPI	13
DESCRIPTION OF DEPOSITARY SHARES OF GLPI	19
CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS AND OTHER GOVERNANCE DOCUMENTS	22
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	27
SELLING SECURITY HOLDERS	55
PLAN OF DISTRIBUTION	56
LEGAL MATTERS	61
EXPERTS	61

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

In making your investment decision, you should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we authorize to be delivered to you. We have not, and the Sales Agents, Forward Purchasers, Forward Sellers and/or any of their affiliates have not, authorized anyone to provide you with any information other than information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with this offering. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized free writing prospectus, are not an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of common stock to which this prospectus supplement relates, nor is this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein and therein, or any authorized free writing prospectus, an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized free writing prospectus, is accurate only as of their respective dates regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized free writing prospectus, in making your investment decision. See “Where You Can Find More Information” in the accompanying prospectus and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus supplement to:

•	“GLPI” and the “Company” mean Gaming and Leisure Properties, Inc., a Pennsylvania corporation;

•	“Operating Partnership” means GLP Capital, L.P., a Pennsylvania limited partnership; and

•	“we”, “us”, “our” and “company” refer to GLPI, together with its consolidated subsidiaries, including the Operating Partnership.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, goals and objectives.

Forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, include, but are not limited to, statements regarding our ability to grow our portfolio of gaming facilities and our intended use of proceeds from this offering. In addition, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•

our or our partner’s ability to successfully complete construction of various casino projects currently under development for which we have agreed to provide construction development funding, including Bally’s Chicago Casino Resort, and the ability and willingness of our partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents;

•

the impact that higher inflation rates and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants;

•	unforeseen consequences related to United States (“U.S.”) government, economic, monetary or trade policies and stimulus packages on inflation rates, interest rates and economic growth;

•

the ability of our tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness;

•	the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•

the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•

the potential of a new pandemic or similar national health crisis, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact our financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price;

•

our ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code of 1986, as amended (the “Code”) provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which the Company has no control or only limited influence;

S-iii

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for the Company to maintain its REIT status;

•

the ability and willingness of our tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•

the ability of our tenants to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•	the ability to generate sufficient cash flows to service and comply with financial covenants under our outstanding indebtedness;

•

our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company, including for the satisfaction of our funding commitments to the extent drawn by our partners, acquisitions or refinancings due to maturities;

•

the ability of our tenants to decline our funding commitments by seeking alternative financing solutions and/or if our tenants do elect to utilize our funding commitments, the amounts drawn and the timing of these draws may be different than what we assumed;

•	adverse changes in our credit rating;

•	the availability of qualified personnel and our ability to attract, motivate and retain key management personnel;

•	changes in the U.S. tax law and other federal, state or local laws or regulations, whether or not specific to real estate, REITs or the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•

the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability;

•	the risk that the historical financial statements incorporated by reference herein do not reflect what the business, financial position or results of operations of GLPI may be in the future;

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and

•

additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC, as updated by our subsequent filings with the SEC under the Exchange Act and any other documents filed with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance.

We expressly disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section of this prospectus supplement titled “Risk Factors”, as well as the risks incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 10-K”) and other reports filed with the SEC.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein, and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including, without limitation, the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included in the Company’s most recent Annual Report on Form 10-K before making an investment decision regarding our common stock.

Gaming and Leisure Properties, Inc.

GLPI is a self-administered and self-managed Pennsylvania REIT, the primary business of which consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of March 31, 2025, GLPI’s portfolio consisted of interests in 68 gaming and related facilities which was comprised of the real property associated with the following:

•	34 gaming and related facilities operated by PENN Entertainment, Inc., formerly known as Penn National Gaming, Inc. (“PENN”);

•	6 gaming and related facilities operated by Caesars Entertainment Corporation (“Caesars”);

•	4 gaming and related facilities operated by Boyd Gaming Corporation (“Boyd”);

•	15 gaming and related facilities operated by Bally’s and 1 facility under development with Bally’s in Chicago, Illinois;

•	3 gaming and related facilities operated by The Cordish Companies (“Cordish”);

•	1 gaming facility managed by a subsidiary of Hard Rock International;

•	3 gaming and related facilities operated by Strategic Gaming Management, LLC (“Strategic”); and

•	1 gaming and related facility operated by American Racing & Entertainment LLC (“American Racing”).

These facilities, including our corporate headquarters building, are geographically diversified across 20 states and contain approximately 30.1 million square feet. As of March 31, 2025, GLPI’s properties were 100% occupied. GLPI expects to continue growing its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators under prudent terms.

The majority of GLPI’s earnings are a result of revenues it receives from its triple-net master leases with PENN, Boyd, Bally’s, Cordish and Caesars. In addition to rent, tenants are required to pay the following executory costs: (i) all facility maintenance, (ii) all insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord’s interests, (iii) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor), and (iv) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Additionally, in accordance with Accounting Standards Codification 842, GLPI records revenue for the ground lease rent paid by its tenants with an offsetting expense in land rights and ground lease expense as GLPI has concluded that as the lessee it is the primary obligor under the ground leases. GLPI subleases these ground leases back to its tenants, who are responsible for payment directly to the landlord.

GLPI was formed from the 2013 tax-free spin-off of the real estate assets of PENN and was incorporated as a Pennsylvania corporation on February 13, 2013, as a wholly owned subsidiary of PENN. On November 1, 2013, PENN contributed to GLPI, through a series of internal corporate restructurings, substantially all of the assets and liabilities associated with PENN’s real property interests and real estate development business, as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville and then spun-off GLPI to holders of PENN’s common and preferred stock in a tax-free distribution (the “Spin-Off”). GLPI elected to be treated as a REIT on its U.S. federal income tax return for its taxable year that began on January 1, 2014. GLPI is the general partner of the Operating Partnership, through which it conducts substantially all of its business and owns substantially all of its real estate assets. The Operating Partnership was formed under Pennsylvania law on March 12, 2013. As of March 31, 2025, GLPI controlled approximately 97.0% of the Operating Partnership as the sole general partner. The limited partners are certain entities that received units of limited partnership interest in the Operating Partnership (“OP Units”) in connection with an acquisition. Limited partners may, subject to certain limitations and adjustments, redeem their OP Units for cash or, at our option, exchange them for shares of common stock of GLPI on a one-for-one basis.

Corporate Information

Our principal executive offices are located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and our telephone number is (610) 401-2900. Our website address is www.glpropinc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. For additional information, see “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus, and “Where You Can Find More Information” in the accompanying prospectus.

THE OFFERING

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock of GLPI”.

Issuer	Gaming and Leisure Properties, Inc.

Common Stock Offered by Us	Up to $1,250,000,000 aggregate gross sales price of our common stock. The shares of common stock may be offered and sold from time to time pursuant to this prospectus supplement and the accompanying prospectus. The shares of common stock include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principals, as well as borrowed shares of common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers.

Use of Proceeds	We intend to contribute the net proceeds, if any, from issuances and sales of our common stock to or through the Sales Agents and upon the settlement of any forward sale agreements with the relevant Forward Purchasers to the Operating Partnership in exchange for OP Units. The Operating Partnership intends to subsequently use such net proceeds for general corporate purposes, which may include funding potential acquisition opportunities, repaying outstanding indebtedness, including our senior unsecured credit facilities, and for other general corporate and working capital purposes, or a combination of the foregoing.

Pending such uses, we may invest any net proceeds in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification for taxation as a REIT. See “Use of Proceeds” in this prospectus supplement.

We will not initially receive any proceeds from any sale of borrowed shares of our common stock by a Forward Purchaser or its affiliate and sold through a Forward Seller. For additional information, see “Plan of Distribution” in this prospectus supplement.

Accounting Treatment of any Forward Sales	In the event that we enter into any forward sale agreements, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward sale price under that particular forward sale agreement, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery of shares of common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

Restrictions on Ownership and Transfer of Common Stock	To assist us in maintaining our qualification as a REIT, our amended and restated articles of incorporation, subject to certain exceptions, generally prohibit any person from beneficially or constructively owning more than 7% of our outstanding shares of common stock or more than 7% in value or number, whichever is more restrictive, of the outstanding shares of all classes or series of our stock. See “Description of Capital Stock of GLPI—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Dividend Policy	We intend to have an annual dividend that is greater than or equal to at least 90% of our REIT taxable income on an annual basis, determined without regard to the dividends paid deduction and excluding any net capital gains. U.S. federal income tax law generally requires that a REIT annually distribute at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay regular corporate rates to the extent that it annually distributes less than 100% of its taxable income.

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus, and other information included or incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Symbol	GLPI

Transfer Agent and Registrar	Continental Stock Transfer & Trust Company

RISK FACTORS

An investment in our common stock involves risks. In addition to the other information included in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors and any additional information incorporated by reference in this prospectus supplement and the accompanying prospectus from GLPI’s most recent Annual Report on Form 10-K, as updated by subsequent filings under the Exchange Act and any other documents we file with the SEC that are deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus when determining whether or not to purchase our common stock offered under this prospectus supplement. See “Where You Can Find More Information” in the accompanying prospectus and “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of our common stock could decline due to any of these risks and you may lose all or a part of your investment.

Risks Related to Our Common Stock

The market price of our common stock may be volatile, and holders of our common stock could lose a significant portion of their investment if the market price of our common stock declines.

The market price of our common stock may be volatile, and shareholders may not be able to resell their shares of common stock at or above the price at which they acquired the common stock due to fluctuations in its market price, including changes in price caused by factors unrelated to our performance or prospects.

Specific factors that may have a significant effect on the market price for our common stock include, among others, the following:

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock or other comparable REITs;

•	actual or anticipated fluctuations in our revenue stream or future prospects;

•	strategic actions taken by us or our competitors, such as acquisitions;

•	our failure to close pending acquisitions;

•	our failure to achieve the perceived benefits of our acquisitions, including financial results, as rapidly as or to the extent anticipated by financial or industry analysts;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations or the gaming industry;

•	changes in tax or accounting standards, policies, guidance, interpretations or principles;

•	changes in the interest rate environment and/or the impact of rising inflation;

•	adverse conditions in the financial markets or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

•	sales of our common stock by members of our management team or other significant shareholders.

The issuance of any additional stock in the future will dilute all other shareholdings.

We may issue additional shares of common stock in the future in connection with raising capital, acquisitions, strategic transactions, repaying outstanding debt or for other purposes. Subject to certain volume limitations imposed by Nasdaq, we may issue all of these shares without any action or approval by our shareholders. Any shares issued either in connection with the foregoing activities, the exercise of stock options, equity awards granted under our incentive compensation plan, or otherwise would dilute the percentage ownership held by investors who purchase our shares in offerings made under this prospectus supplement and the accompany prospectus and would reduce our earnings per share.

Future offerings of debt securities or other borrowings which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing shareholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes, and by borrowings under loan agreements including our existing revolving credit facility. Upon our liquidation, holders of our debt securities, lenders with respect to other borrowings and all of our creditors, including lenders under our credit facility, will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing shareholders or reduce the value of our common stock, or both. Because our decision to issue securities in any future offering or borrow under loan agreements will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, our shareholders bear the risk of our future offerings or borrowings reducing the value of our common stock and diluting their stock holdings in us.

We will have broad discretion with respect to the use of net proceeds from offerings of our common stock made pursuant to this prospectus supplement and the accompanying prospectus.

We will have significant discretion to allocate the net proceeds we expect to receive from offerings of our common stock made under this prospectus supplement and the accompanying prospectus. We intend to contribute the net proceeds, if any, from issuances and sales of our common stock to or through the Sales Agents and upon the settlement of any forward sale agreements with the relevant Forward Purchasers to the Operating Partnership in exchange for OP Units. The Operating Partnership intends to subsequently use the net proceeds for general corporate purposes, which may include funding potential acquisition opportunities, repaying outstanding indebtedness, including our senior unsecured credit facilities, and for other general corporate and working capital purposes, or a combination of the foregoing. See “Use of Proceeds” in this prospectus supplement. However, we have not yet committed to any specific use, and you will be unable to evaluate the economic merits of any such investments before making an investment decision to purchase shares of our common stock in these offerings. Additionally, we can make no assurances that we will have opportunities to allocate the net proceeds from offerings made under this prospectus supplement and the accompanying prospectus for productive uses or that other uses of the net proceeds from these offerings will result in a favorable return to investors. Our inability to apply the net proceeds from these offerings effectively could have an adverse effect on our financial condition or results of operations.

Risks Related to Forward Sale Agreements

Settlement provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate the applicable forward sale agreement with respect to all or any portion of the shares underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s good-faith commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under such forward sale agreement because (x) a lack of sufficient shares of our common stock have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a stock loan fee in excess of a threshold amount, as specified in the forward sale agreement; (2) we declare any distribution, issue or dividend to existing holders of shares of our common stock (a) payable in cash in excess of amounts specified in the forward sale agreement (unless it is an extraordinary dividend), (b) payable in share capital or securities of another issuer acquired or owned by us as a result of a spin-off or similar transaction, or (c) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price as determined by the Forward Purchaser; (3) certain share ownership limits (as more fully described in the relevant forward sale agreement) applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is publicly announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or our insolvency) or (b) occurs that would constitute a change in law or a delisting of our common stock, as specified in the forward sale agreement; or (5) certain other specified events of default or termination events occur, including among others, any failure to pay or deliver or any breach, repudiation or misrepresentation made by us in connection with such forward sale agreement (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement, or if we so elect and the relevant Forward Purchaser so permits our election, net share settlement provisions of the applicable forward sale agreement, irrespective of our capital needs, which could result in dilution to our earnings per share, return on equity and dividends per share.

We expect that each forward sale agreement will settle no later than the date specified in the applicable forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option, subject to the satisfaction of certain conditions.

Except under certain circumstances, we will generally have the right in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of all or a part of the shares of our common stock subject to such forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement, could result in dilution to our earnings per share and return on equity. If we elect to cash or net share settle all or a part of any forward sale agreement, we expect that the relevant Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

The purchase of shares of our common stock by a Forward Purchaser or its affiliate to unwind its hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor (which may be negative) equal to a specified daily rate less a spread. In addition, the forward sale price will be decreased by the per share amounts on the dates specified in the relevant forward sale agreement based on amounts related to ordinary cash dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. If the price of our common stock at which purchases by such Forward Purchaser (or its affiliate) as described in the immediately preceding bullets are made is below the relevant forward sale price, in the case of cash settlement, such Forward Purchaser will pay us such difference in cash or, in the case of net share settlement, such Forward Purchaser will deliver to us a number of shares of common stock having a value equal to such difference. If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the relevant forward sale price, in the case of cash settlement, we will pay such Forward Purchaser an amount in cash equal to such difference or, in the case of net share settlement, we will deliver to such Forward Purchaser, a number of shares of our common stock having a market value equal to such difference. Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See “Plan of Distribution—Other Relationships” in this prospectus supplement for information on the forward sale agreements.

In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our common stock under these agreements.

If we or a regulatory authority with jurisdiction over us institutes, or we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock (and we would not issue such shares to the relevant Forward Purchaser).

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% gross income test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% gross income test, as discussed in the section titled “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS

We intend to contribute the net proceeds, if any, from issuances and sales of our common stock to or through the Sales Agents and upon the settlement of any forward sale agreements with the relevant Forward Purchasers to the Operating Partnership in exchange for OP Units. The Operating Partnership intends to subsequently use the net proceeds for general corporate purposes, which may include funding potential acquisition opportunities, repaying outstanding indebtedness, including our senior unsecured credit facilities, and for other general corporate and working capital purposes, or a combination of the foregoing. Pending such uses, we may invest any net proceeds in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification for taxation as a REIT, including, for example, government and governmental agency securities, short—term certificates of deposit and interest-bearing bank deposits.

As of March 31, 2025, we had approximately $6,889.1 million in long-term indebtedness, net of unamortized debt issuance costs, bond premiums and original issuance discounts, consisting of $6,025 million of outstanding senior unsecured notes, $600 million of term loans, $332.5 million of borrowings under our revolving credit facility $0.2 million of other debt offset by approximately $68.6 million of unamortized debt issuance costs, bond premiums and original issuance discounts.

As of March 31, 2025, our term loan bore a weighted average interest rate of 5.62% and our revolving credit facility bore interest at 5.62% for SOFR loans. Our revolving credit facility matures on December 2, 2028 and our term loan matures on September 2, 2027.

This prospectus supplement does not constitute a notice of redemption with respect to our outstanding senior unsecured notes, nor an obligation to issue a notice of redemption for such notes or any other outstanding series of notes. Any such notice, if given, will only be given in accordance with the provisions of such notes.

We will not initially receive any proceeds from any sales of shares of our common stock by any Forward Seller. We expect to fully physically settle each forward sale agreement and receive proceeds from the sale of those shares of common stock upon one or more forward settlement dates no later than the date specified in the applicable forward sale agreement. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will initially be equal to the volume weighted average price of all borrowed shares of common stock sold by the relevant Forward Seller in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission which will be at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the volume weighted average price of the borrowed shares of our common stock sold through such Sales Agent, as Forward Seller, during the applicable forward hedge selling period for such shares. In addition, the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor (which may be negative) equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude it is in our best interest to do so). To the extent that we elect to cash settle any forward sale agreement, we may not receive any net proceeds (and we may owe cash to the relevant Forward Purchaser in certain circumstances). To the extent that we elect to net share settle any forward sale agreement in full, we would not receive any proceeds from the relevant Forward Purchaser (and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances).

In addition, if we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions, to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our common stock will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser, Forward Seller, its agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. See “Plan of Distribution” in this prospectus supplement.

PLAN OF DISTRIBUTION

Plan of Distribution

On May 2, 2025, we entered into the Sales Agreement with each of the Sales Agents and Forward Purchasers, pursuant to which we may issue and sell up to $1,250,000,000 aggregate gross sales price of our common stock from time to time through the Sales Agents, acting as our sales agents or, if applicable, as Forward Sellers, or directly to one or more of the Sales Agents acting as principal. Our prior sales agency financing agreement dated December 21, 2022, was terminated as a result.

The Sales Agreement provides that, in addition to the issuance and sale by us of shares of common stock to or through the Sales Agents, we may also enter into one or more separate forward sale agreements under a forward sale agreement with each of the Forward Purchasers or one of their respective affiliates. In addition, if we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions, to borrow from third parties and sell, through the relevant Forward Seller, acting as sales agent for such Forward Purchaser, shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement to hedge such Forward Purchaser’s exposure under such forward sale agreement. Each Forward Purchaser, Forward Seller, its agent or an affiliate of one of those Sales Agents and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser means, with respect to any Sales Agent, the affiliate of such Sales Agent that is acting as Forward Purchaser or, if applicable, such Sales Agent acting in its capacity as Forward Purchaser. Only Sales Agents that are, or are affiliated with, Forward Purchasers will act as Forward Sellers. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the related Forward Seller.

The sales, if any, of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus will be made in “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and any Sales Agent or Forward Seller agree to in writing.

None of the Sales Agents, whether acting as our sales agent or as Forward Seller, is required to sell any specific number or dollar amount shares of our common stock, but each has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions, to sell shares of our common stock as instructed by us. The Sales Agreement provides that shares of our common stock offered and sold through a Sales Agent, as our sales agent or as Forward Seller, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent on any trading day.

We will report at least quarterly the number of shares of common stock sold through the Sales Agents and/or Forward Sellers, as agents, in at-the-market offerings, pursuant to any terms agreement and, to the extent applicable, the number of shares of common stock issued upon settlement of any forward sale agreements, and the net proceeds to us in connection with such sales of our common stock.

Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of the Depository Trust Company or by such other means as we and the relevant Sales Agent or Forward Seller and Forward Purchaser, as applicable, may agree upon. In connection with the sale of shares of our common stock on our behalf, each Sales Agent and Forward Purchaser may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents and the Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents,

Forward Sellers and the Forward Purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the Sales Agents or the Forward Purchasers may be required to make in respect of those liabilities.

Our common stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If either we or a Sales Agent or Forward Seller has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common stock under the Sales Agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and such Sales Agent’s or Forward Seller’s judgment.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of the maximum aggregate amount of common stock subject to the Sales Agreement (including shares sold by us to or through the Sales Agents and borrowed shares sold by or through the Sales Agents, acting as Forward Sellers) and (2) the termination of the Sales Agreement, pursuant to its terms.

The expenses of this offering, including expenses paid prior to the date of this prospectus supplement, are estimated at $720,000 and are payable by us.

Our common stock is traded on Nasdaq under the symbol “GLPI.”

Sales through Sales Agents or to Sales Agents as Principal

The Sales Agents will offer our shares of common stock, subject to the terms and conditions of the Sales Agreement, on a daily basis or as otherwise agreed upon by us and the Sales Agents. On any trading day, we will offer and sell shares of common stock through only one of the Sales Agents. We will designate the maximum number of shares of common stock to be sold through a Sales Agent on a daily basis or otherwise determine such maximum number together with the applicable Sales Agent. Subject to the terms and conditions of the Sales Agreement, each Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations to sell on our behalf all of the shares of common stock to be sold through it. We may instruct a Sales Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or a Sales Agent may suspend the offering of shares of common stock being made through the applicable Sales Agent under the Sales Agreement upon proper notice to the other party.

Each Sales Agent will provide written confirmation to us following the close of trading on Nasdaq on each day during which shares of our common stock were sold by it, as our sales agent, under the Sales Agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales prices per share, the compensation payable by us to such Sales Agent and the proceeds to us net of such compensation.

Under the terms of the Sales Agreement, we may also sell shares of our common stock to one or more of the Sales Agents, as principal, at a price to be agreed upon at the time of sale. If we sell shares to one or more of the Sales Agents as principal, we will enter into a separate terms agreement with such Sales Agent or Sales Agents, as the case may be, setting forth the terms of such transaction, and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.

Settlement for sales of our common stock through a Sales Agent, acting as our sales agent, or to a Sales Agent, acting as principal, will occur on the trading day next succeeding the date on which any sales are made, unless we otherwise agree with the relevant Sales Agent. The obligation of each Sales Agent to purchase shares of our common stock pursuant to any instruction notice is subject to certain conditions, which such Sales Agent reserves the right to waive in its sole discretion.

We will pay each Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the aggregate gross sales prices of the shares of our common stock issued by us with respect to which such Sales Agent acts as our sales agent under the Sales Agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock. We may also agree with any Sales Agent, whether acting as our sales agent or as Forward Seller, to sell shares of our common stock other than through ordinary brokers’ transactions on Nasdaq, and for which we may agree to pay such Sales Agent a commission that is customary for such sales.

Sales through Forward Sellers

From time to time during the term of the Sales Agreement, and subject to the terms and conditions set forth therein and in any related forward sale agreement we enter into, we may deliver an instruction notice relating to a forward sale to any Forward Seller and the applicable Forward Purchaser. Upon acceptance by a Forward Seller and the applicable Forward Purchaser of an instruction from us requesting that such Forward Seller execute sales of borrowed shares of our common stock as Forward Seller in connection with a forward sale agreement, and subject to the terms and conditions of the Sales Agreement and the applicable forward sale agreement, such Forward Purchaser or its affiliate will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions, to borrow from third parties and sell, through the relevant Forward Seller, all shares of our common stock on such terms to hedge such Forward Purchaser’s or its affiliate’s exposure under the applicable forward sale agreement. We or the relevant Forward Seller may immediately suspend the offering of our common stock under a forward sale agreement at any time upon proper notice to the other; provided, however, such suspension shall not affect the parties’ obligations with respect to the delivery of shares of our common stock sold under any forward sale agreement prior to such notice.

The applicable Sales Agent will provide written confirmation to us following the close of trading on Nasdaq on each day on which shares of our common stock are sold through such Sales Agent, as Forward Seller, under the Sales Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross sales prices of the shares of our common stock sold, the aggregate net proceeds to the applicable Forward Purchaser, the then-current initial forward price as of such day under the forward sale agreement pursuant to which such shares were sold on that day and the aggregate compensation payable by us to such Sales Agent in connection with such sales of our common stock.

We expect that settlement between a Forward Purchaser or its affiliates and the relevant Sales Agent, as Forward Seller, for sales of borrowed shares of our common stock, as well as the settlement between such Sales Agent and buyers of such shares of our common stock in the market, will occur on the business day (or on such other date as is the industry practice at the time for regular-way trading unless another date shall be agreed to in writing by us and the relevant Sales Agents) following each date any such sales are made in return for the payment of the net proceeds thereof. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of a Forward Purchaser and the related Sales Agent, acting as Forward Seller, under the Sales Agreement to execute such sales of shares of our common stock is subject to certain conditions, which each Forward Seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, we will pay the relevant Sales Agent, acting as Forward Seller in the form of a reduced initial forward sale price under the related forward sale agreement, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the aggregate gross sales prices of all borrowed shares of our common stock sold through such Sales Agent, acting as Forward Seller, during the applicable forward hedge selling period. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be a period of consecutive trading days determined by us in our sole discretion and as specified in the relevant instruction. We may also agree with any Sales Agent, acting as Forward Seller, to sell shares of our common stock other than through ordinary brokers’ transactions on Nasdaq, and for which we may agree to pay such Sales Agent a commission that is customary for such sales in the form of a reduction to the initial forward price under the related forward sale agreement. We sometimes refer to this commission as the “forward selling commission.”

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the Sales Agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through a Forward Seller, and all of such net proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).

The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor (which may be negative) equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

In the event we enter into a forward sale agreement, we expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares of our common stock issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of such forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price, subject to increase or decrease based on a specified daily rate less a spread, and will be decreased by the per share amounts on the dates specified in the relevant forward sale agreement based on the ordinary cash dividends on our common stock during the term of that particular forward sale agreement. However, if we physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share.

We currently expect to physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, by delivering shares of our common stock, unless, subject to certain exceptions, we elect to cash settle or net share settle such forward sale agreement. If we elect to physically settle any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under the applicable forward sale agreement and the number of shares of our common stock underlying the applicable forward sale agreement.

Except under certain circumstances described below and subject to certain conditions, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of all or a part of the shares of our common stock subject to such forward sale agreement. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying any forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant valuation period under the applicable forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the applicable forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases shares of our common stock during the relevant valuation period for such settlement under the applicable forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the applicable forward sale agreement subject to such net share settlement.

If we elect to cash or net share settle all or a part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.

In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors” in this prospectus supplement.

Each Forward Purchaser will have the right to accelerate any forward sale agreement with respect to all or any portion of the shares underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s good-faith commercially reasonable judgment, it or its affiliates are unable to hedge its exposure under such forward sale agreement because (x) a lack of sufficient shares of our common stock have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a stock loan fee in excess of a threshold amount, as specified in the forward sale agreement; (2) we declare any distribution, issue or dividend to existing holders of shares of our common stock (a) payable in cash in excess of amounts specified in the forward sale agreement (unless it is an extraordinary dividend), (b) payable in share capital or securities of another issuer acquired or owned by us as a result of a spin-off or similar transaction, or (c) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price as determined by the Forward Purchaser; (3) certain share ownership limits (as more fully described in the relevant forward sale agreement) applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is publicly announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or our insolvency) or (b) occurs that would constitute a change in law or a delisting of our common stock, as specified in the forward sale agreement; or (5) certain other specified events of default or termination events occur, including among other, any failure to pay or deliver or any breach, repudiation or misrepresentation made by us in connection with such forward sale agreement (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of the applicable forward sale agreement or, if we so elect and the Forward Purchasers so permits our election, net share settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to such forward sale agreements. See “Risk Factors—Risks Related to Forward Sale Agreements—In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our common stock under these agreements” in this prospectus supplement.

Limitations on Sales of Similar Securities

We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, our common stock or securities convertible into or exchangeable for our common stock (other than pursuant to the Sales Agreement), warrants or any rights to purchase or acquire our common stock at any time that sales of shares pursuant to the Sales Agreement have been made, but not settled, or at any time there is an outstanding instruction notice and such notice has not been fulfilled or cancelled, without the providing the applicable Sales Agent or Forward Seller with at least one business days’ prior written notice before the date of any such proposed transaction. The restriction described in this paragraph does not apply to sales of:

•

common stock we offer or sell pursuant to any instruction notice under the Sales Agreement (including sales of borrowed shares of our common stock by a Forward Seller in connection with any forward sale agreement, if applicable);

•

common stock and options to purchase shares of common stock or common stock issuable upon the exercise of options pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend investment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company;

•	common stock issuable upon the conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s public filings;

•	common stock we issue in connection with acquisitions; and

•	common stock issuable by us upon settlement of any forward sales agreement.

Other Relationships

Some or all of the Sales Agents, Forward Sellers and Forward Purchasers, and/or their respective affiliates or agents (as applicable), have engaged in, and may in the future engage in, investment banking and other commercial dealings and/or other financial services, including the provision of credit facilities, in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, each of the Sales Agents, Forward Sellers and Forward Purchasers, and/or their respective affiliates or agents (as applicable) may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or of our affiliates. The Sales Agents and the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As of the date of this prospectus supplement, certain affiliates of the Sales Agents, Forward Sellers and Forward Purchasers are lenders or agents under our senior unsecured credit facilities and/or term loan. To the extent that we use the net proceeds of this offering to repay outstanding indebtedness under our senior unsecured credit facilities and/or term loan, these affiliates will receive their pro rata portion of such payments.

In addition, if we enter into a forward sale agreement with a Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions, to borrow from third parties and sell, through the relevant Forward Seller, our shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of common stock will be paid to the applicable Forward Purchaser (or one or more of its affiliates). As a result, a Forward Seller, its agent or one of its affiliates will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreements.

LEGAL MATTERS

Certain legal matters relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters will be passed upon for the Sales Agents, the Forward Sellers and the Forward Purchasers by Paul Hastings LLP. Polsinelli PC, Philadelphia, Pennsylvania, will pass upon certain matters of Pennsylvania law. Goodwin Procter LLP and Paul Hastings LLP may rely on the opinion of Polsinelli PC with respect to matters governed by Pennsylvania law.

EXPERTS

The financial statements of Gaming and Leisure Properties, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement incorporates by reference certain information that GLPI files with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that GLPI later files with the SEC, modifies or replaces such information. We incorporate by reference the following documents filed by GLPI with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•	The portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024;

•	Current Reports on Form 8-K filed on January 31, 2025 and March 17, 2025; and

•	the description of GLPI’s common stock contained in Exhibit 4.27 to the Annual Report on Form 10-K for the year ended December 31, 2024.

All documents filed by GLPI with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement (other than information furnished pursuant to Item 2.01, Item 7.01 or exhibits furnished pursuant to Item 9.01 of Form 8-K), shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement in connection with such securities has been withdrawn.

The information relating to GLPI and the Operating Partnership contained in this prospectus supplement should be read together with the information in the documents incorporated herein by reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 401-2900

Gaming and Leisure Properties, Inc.

Common Stock

Preferred Stock

Depositary Shares

Guarantees

GLP Capital, L.P.

GLP Financing II, Inc.

Debt Securities

Gaming and Leisure Properties, Inc. (“GLPI”) may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, depositary shares and guarantees of debt securities. The selling securityholders may from time to time offer, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, common stock.

GLP Capital, L.P. (the “Operating Partnership”) and GLP Financing II, Inc. (“Capital Corp.”) may from time to time offer one or more series of debt securities, which will be fully and unconditionally guaranteed by GLPI through guarantees of such debt securities. The debt securities may be non-convertible or convertible into or exercisable or exchangeable for securities of GLPI or the Operating Partnership.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of GLPI, the Operating Partnership, Capital Corp. or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling securityholders. The prospectus supplement will also contain information, where appropriate, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

GLPI, the Operating Partnership, Capital Corp. or selling security holders may offer the securities directly to investors, through agents designated from time to time by GLPI, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution”. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

GLPI’s common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “GLPI”. On April 30, 2025, the last reported sale price of our common stock on NASDAQ was $47.86 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 6 of this prospectus and in the most recent Annual Report on Form 10-K of GLPI, along with the disclosure related to the risk factors contained in GLPI’s subsequent filings with the Securities and Exchange Commission (the “SEC”), to the extent incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2025.

Page
CERTAIN DEFINED TERMS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	6
WHERE YOU CAN FIND MORE INFORMATION	7
INFORMATION INCORPORATED BY REFERENCE	8
GUARANTOR DISCLOSURE	9
USE OF PROCEEDS	10
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF CAPITAL STOCK OF GLPI	13
DESCRIPTION OF DEPOSITARY SHARES OF GLPI	19
CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS AND OTHER GOVERNANCE DOCUMENTS	22
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	27
SELLING SECURITY HOLDERS	55
PLAN OF DISTRIBUTION	56
LEGAL MATTERS	61
EXPERTS	61

CERTAIN DEFINED TERMS

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to:

•	“GLPI” and the “Company” mean Gaming and Leisure Properties, Inc., a Pennsylvania corporation;

•	“Operating Partnership” and “GLP Capital” mean GLP Capital, L.P., a Pennsylvania limited partnership;

•	“Capital Corp.” mean GLP Financing II, Inc., a Delaware corporation; and

•	“we”, “us”, “our” and “company” refer to GLPI, together with its consolidated subsidiaries, including the Operating Partnership and Capital Corp.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC using a “shelf” registration process. By using a shelf registration statement, GLPI is registering an unspecified amount of common stock, preferred stock, depositary shares and guarantees, and the Operating Partnership and Capital Corp. are registering an unspecified amount of debt securities, and, in each case, may sell such securities from time to time, in one or more offerings. In addition, selling securityholders to be named in a prospectus supplement may sell shares of common stock from time to time.

This prospectus provides you with a general description of the securities GLPI, the Operating Partnership, Capital Corp. and any selling securityholders may offer. Each time GLPI, the Operating Partnership, Capital Corp. or any selling securityholder sell securities, GLPI, the Operating Partnership, Capital Corp. or the selling securityholder will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a related prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any related prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

When acquiring securities, you should rely only on the information provided in this prospectus and the related prospectus supplement, including any information incorporated by reference in this prospectus or any related prospectus supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and the related prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the related prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any related prospectus supplement or any document incorporated by reference herein and therein is truthful or complete as of any date other than the date indicated on the cover page of such documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, goals and objectives.

Forward-looking statements include, but are not limited to, statements regarding our ability to grow our portfolio of gaming facilities. In addition, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•

our or our partners’ ability to successfully complete construction of various casino projects currently under development for which we have agreed to provide construction development funding, including Bally’s Chicago Casino Resort, and the ability and willingness of our partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents;

•

the impact that higher inflation rates and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants;

•	unforeseen consequences related to United States (“U.S.”) government, economic, monetary or trade policies and stimulus packages on inflation rates, interest rates and economic growth;

•

the ability of our tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness;

•	the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•

the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•

the potential of a new pandemic or similar national health crisis, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact our financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price;

•

our ability to maintain our status as a real estate investment trust (“REIT”), given the highly technical and complex Internal Revenue Code of 1986, as amended (the “Code”) provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which the Company has no control or only limited influence;

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for the Company to maintain its REIT status;

•

the ability and willingness of our tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•

the ability of our tenants to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•	the ability to generate sufficient cash flows to service and comply with financial covenants under our outstanding indebtedness;

•

our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including for the satisfaction of our funding commitments to the extent drawn by our partners, acquisitions or refinancings due to maturities;

•

the ability of our tenants to decline our funding commitments by seeking alternative financing solutions and/or if our tenants do elect to utilize our funding commitments, the amounts drawn and the timing of these draws may be different than what the Company assumed;

•	adverse changes in our credit rating;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•	changes in the U.S. tax law and other federal, state or local laws, whether or not specific to real estate, REITs or the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•

the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability;

•	the risk that the historical financial statements incorporated by reference herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; and

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments.

Certain of these factors and other factors, risks and uncertainties are discussed in the “Risk Factors” section in this prospectus, as well as in our filings with the SEC that are incorporated by reference into this prospectus. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations, strategies or prospects will be attained or achieved. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should consider the areas of risk described above, as well as those set forth under the heading “Risk Factors,” in connection with considering any forward-looking statements that may be made by the Company generally. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events and developments.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

About GLPI

GLPI is a self-administered and self-managed Pennsylvania REIT, the primary business of which consists of acquiring, financing and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of March 31, 2025, GLPI’s portfolio consisted of interests in 68 gaming and related facilities, including the real property associated with 34 gaming and related facilities operated by PENN Entertainment, Inc., formerly known as Penn National Gaming, Inc. (NASDAQ: PENN) (“PENN”), the real property associated with 6 gaming and related facilities operated by Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars”), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD) (“Boyd”), the real property associated with 15 gaming and related facilities operated by Bally’s Corporation (NYSE: BALY) (“Bally’s”) and 1 facility under development with Bally’s in Chicago, Illinois, the real property associated with 3 gaming and related facilities operated by The Cordish Companies (“Cordish”), 1 gaming facility managed by a subsidiary of Hard Rock International (“Hard Rock”), 3 gaming and related facilities operated by Strategic Gaming Management, LLC (“Strategic”) and 1 gaming and related facility operated by American Racing & Entertainment LLC. These facilities, including our corporate headquarters building, are geographically diversified across 20 states and we own over 5,400 acres and lease approximately 1,000 acres. As of March 31, 2025, our properties were 100% occupied. GLPI expects to continue growing its portfolio by pursuing opportunities to acquire additional gaming facilities (either existing facilities or new development facilities) to lease to gaming operators under prudent terms. In addition, we have entered into various commitments or call rights to finance or acquire future investments in gaming and related facilities for our tenants. As of March 31, 2025, the maximum aggregate amount of these commitments was approximately $2.7 billion. Our tenants retain the option to decline our financing for certain projects and may seek alternative financing solutions, so there is no guarantee that any financing commitment will be utilized in circumstances where a tenant has the option to obtain alternative financing.

As of March 31, 2025, the majority of our earnings are the result of revenues we receive from our triple-net master leases with PENN, Boyd, Bally’s, Cordish, and Caesars. In addition to rent, the tenants are required to pay the following executory costs: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

GLPI was incorporated on February 13, 2013, as a wholly-owned subsidiary of PENN. On November 1, 2013, PENN contributed to the Company, through a series of internal corporate restructurings, substantially all of the assets and liabilities associated with PENN’s real property interests and real estate development business, as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville (which are referred to as the “TRS Properties”) and then spun-off GLPI to holders of PENN’s common and preferred stock in a tax-free distribution (the “Spin-Off”).

About the Operating Partnership

GLPI owns substantially all of its assets and conducts substantially all of its operations through the Operating Partnership. The Operating Partnership was formed under Pennsylvania law on March 12, 2013. As of

March 31, 2025, GLPI controlled approximately 97.0% of the Operating Partnership as the sole general partner. The limited partners are certain entities that received units of limited partnership interest in the Operating Partnership (“OP Units”) in connection with an acquisition. Limited partners may, subject to certain limitations and adjustments, redeem their OP Units for cash or, at our option, for shares of common stock of GLPI on a one-for-one basis.

Additional information regarding GLPI and the Operating Partnership, including audited financial statements and a description of the business of GLPI and the Operating Partnership, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information”.

About Capital Corp.

Capital Corp. is a Delaware corporation and a wholly-owned subsidiary of the Operating Partnership. Capital Corp. is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-issuer or guarantor for certain debt obligations that the Operating Partnership may incur or guarantee from time to time.

Our principal executive office is located at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610 and our telephone number is (610) 401-2900. Our internet address is www.glpropinc.com. The information contained on, or otherwise accessible through, our website is not incorporated by reference in, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Before investing in any securities offered pursuant to this prospectus, you should consider carefully all of the information set forth herein, in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any free writing prospectus we authorize to be delivered to you, unless expressly provided otherwise. In particular, investors should refer to the risk factors described in the most recent Annual Report on Form 10-K of GLPI, as updated by any subsequent filings under the Exchange Act that are incorporated by reference herein, as well as the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Such risk factors are not the only ones we face. Additional risk factors not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business financial condition and results of operations, and could cause the trading price of our securities to decline, resulting in the loss of all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

At the time of the filing of this registration statement, the Operating Partnership and Capital Corp. are not subject to the information requirements of the Exchange Act. GLPI is currently subject to the periodic and other information requirements of the Exchange Act and, in accordance with the Exchange Act, GLPI files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public on the SEC’s website at http://www.sec.gov.

GLPI has a website located at http://www.glpropinc.com. The information contained on, or that can be accessed through, GLPI’s website is not incorporated by reference in, and is not part of, this prospectus or any other report or document we file with or furnish to the SEC, and you should not rely on any such information. Information may also be obtained from GLPI at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Investor Relations, telephone (610) 401-2900.

Additionally, four of our largest tenants, Penn, Caesars, Boyd and Bally’s, are publicly traded companies that are subject to the informational filing requirements of the Exchange Act and are required to file periodic reports on Form 10-K and Form 10-Q and current reports on Form 8-K with the SEC. We have not independently verified the information contained in the filings, and such information is not incorporated by reference in and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates by reference certain information that GLPI files, and the Operating Partnership and Capital Corp. may file in the future, with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by GLPI with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•	The portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024;

•	Current Reports on Form 8-K filed on January 31, 2025 and March 17, 2025; and

•	the description of GLPI’s common stock contained in Exhibit 4.27 to the Annual Report on Form 10-K for the year ended December 31, 2024.

All documents filed by GLPI, or that the Operating Partnership and Capital Corp. may file in the future, with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information furnished pursuant to Item 2.01, Item 7.01 or exhibits furnished pursuant to Item 9.01 of Form 8-K), shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn.

The information relating to GLPI, the Operating Partnership and Capital Corp. contained in this prospectus should be read together with the information in the documents incorporated herein by reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 401-2900

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

GUARANTOR DISCLOSURE

GLPI will guarantee debt securities of our Operating Partnership and Capital Corp. as described in the section entitled “Description of Debt Securities.” Any such guarantee by GLPI will be a full, irrevocable, unconditional and absolute guarantee to the holders of each series of such outstanding guaranteed debt securities. GLPI owns substantially all of its assets and conducts substantially all of its operations through the Operating Partnership, and Capital Corp has no assets or operations other than those related to the issuance, administration and repayment of debt obligations guaranteed by GLPI. The Operating Partnership and Capital Corp are consolidated into GLPI’s financial statements.

On January 4, 2021, the SEC’s amendments to Rule 3-10 of Regulation S-X and creation of Rule 13-01 to simplify disclosure requirements related to certain registered debt securities and subsidiary guarantees became effective. GLPI, the Operating Partnership and Capital Corp. have filed this prospectus with the SEC registering, among other securities, debt securities of the Operating Partnership and Capital Corp., which will be fully and unconditionally guaranteed by GLPI. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership and Capital Corp. have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Operating Partnership are not materially different than the corresponding amounts in GLPI’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors. In addition, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for Capital Corp. because it is a “finance subsidiary” (as defined in such Rule) of GLPI and any debt securities issued by Capital Corp. and registered under this prospectus will be fully and unconditionally guaranteed by GLPI and by no other subsidiaries of GLPI.

USE OF PROCEEDS

Unless we provide otherwise in the applicable prospectus supplement or any related free writing prospectus, GLPI intends to contribute the net proceeds from any sale of its securities pursuant to this prospectus to its Operating Partnership in exchange for OP Units. The Operating Partnership intends to subsequently use the net proceeds contributed by GLPI, as well as any net proceeds from the sale of debt securities issued by the Operating Partnership and/or Capital Corp. pursuant to this prospectus, for one or more of the following:

•	the acquisition, development, and improvement of properties;

•	repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

The precise amounts and timing of the application of net proceeds will depend upon funding requirements and the availability of other funds. Pending such uses, net proceeds may be temporarily invested.

Unless otherwise set forth in the applicable prospectus supplement or any related free writing prospectus, we will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

GLP Capital and Capital Corp. may issue debt securities from time to time in one or more series, which will be guaranteed by GLPI. GLP Capital and Capital Corp. will set forth in the accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus, as well as the terms of the guarantees of such debt securities by GLPI. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities and guarantees being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

(1)

the designation of the debt securities of the series, including CUSIP numbers, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;

(2)	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

(3)

the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, payments and methods of determination thereof;

(4)

the rate or rates at which the debt securities of the series shall bear interest (including any defaulted interest), if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the date or dates on which a record shall be taken for the determination of holders of such debt securities to whom interest is payable;

(5)

the period or periods within which, the price or prices at which, and other terms and conditions upon which debt securities of the series (a) may be redeemed, in whole or in part, at the option of GLP Capital and Capital Corp., if GLP Capital and Capital Corp. are to have the option or (b) shall be redeemed, in whole or in part, upon the occurrence of specified events, if the debt securities shall be subject to a mandatory redemption provision;

(6)

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of maturity or the method by which such portion shall be determined;

(7)

any addition to, deletion from or change in the events of default which apply to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

(8)	any addition to, deletion from or change in the covenants set forth in the indenture;

(9)

whether and under what circumstances GLP Capital and Capital Corp. will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether GLP Capital and Capital Corp. will have the option to redeem the debt securities of the series rather than pay such additional amounts;

(10)

if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(11)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

(12)

if the debt securities of the series are to be convertible into or exchangeable for any other security or property of GLP Capital or Capital Corp., including, without limitation, debt securities of another person held by either GLP Capital or Capital Corp. or their affiliates and, if so, the terms thereof;

(13)	any addition to, deletion from or change in any guarantors with respect to the debt securities of such series;

(14)

whether the debt securities of such series shall be issued as global securities (including global securities initially sold in reliance on Rule 144A under the Securities Act, global securities initially sold in reliance on Regulation S under the Securities Act, global securities sold to institutional accredited investors, or unrestricted global securities) or as definitive securities (including restricted definitive securities or unrestricted definitive securities); and

(15)	any other terms of the series.

DESCRIPTION OF CAPITAL STOCK OF GLPI

The following is a summary of certain information concerning GLPI’s capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of GLPI’s amended and restated articles of incorporation (the “Articles of Incorporation”) and second amended and restated bylaws (the “Bylaws”). The summaries are qualified in their entirety by reference to the full text of GLPI’s Articles of Incorporation and Bylaws, which you must read for complete information on GLPI’s capital stock and which are included as exhibits to the registration statement of which this prospectus is a part.

General

The Articles of Incorporation provide that GLPI may issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of April 30, 2025, 2025, 274,832,999 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

GLPI may issue common stock from time to time. GLPI’s board of directors must approve the amount of stock it sells and the price for which it is sold. Holders of GLPI’s common stock do not have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the common stock, or any instruments convertible (directly or indirectly) into GLPI stock.

The issued and outstanding shares of GLPI common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that GLPI may issue in the future will also be fully paid and nonassessable.

Dividends

Subject to prior dividend rights of the holders of any preferred stock, applicable law and the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of GLPI common stock will be entitled to receive dividends when, and if declared by its board of directors out of funds legally available for that purpose. In the event of any liquidation, dissolution or winding up of GLPI after the satisfaction in full of the liquidation preferences of holders of any preferred stock, holders of shares of our common stock will be entitled to ratable distribution of the remaining assets available for distribution to shareholders.

Voting Rights

Subject to the rights of the holders of preferred stock, applicable law and restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, each share of common stock will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and the holders of common stock possess the exclusive voting power. Holders of shares of common stock will not have cumulative voting rights in the election of directors of GLPI. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes cast by the holders of shares entitled to vote at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock.

Other Rights

Subject to the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI common stock generally will have no preference or appraisal rights. Subject to the restrictions in the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI’s common stock initially will have equal dividend, liquidation and other rights.

Preferred Stock

Under the Articles of Incorporation, GLPI’s board of directors may from time to time establish and cause GLPI to issue one or more series of preferred stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such class or series. The authority of GLPI’s board of directors with respect to each series of preferred stock includes, but is not limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares constituting such series, including the authority to increase or decrease such number (but not below the number of shares thereof then outstanding);

•

the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

•	the dates at which dividends, if any, shall be payable;

•	the right, if any, of GLPI to redeem shares of such series and the terms and conditions of such redemption;

•	the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of GLPI, and the relative rights of priority, if any, of payment of shares of such series;

•	the voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

•	the obligation, if any, of GLPI to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

•

the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	any other rights, preferences or limitations of the shares of such series.

Accordingly, GLPI’s board of directors, without shareholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of GLPI’s common stock. Preferred stock could be issued quickly with terms calculated to delay, defer, or prevent a change of control or other corporate action, or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of GLPI’s common stock, may adversely affect the voting and other rights of the holders of GLPI’s common stock.

Restrictions on Ownership and Transfer

In order for GLPI to qualify to be taxed as a REIT under the Code, shares of its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to qualify to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of GLPI stock (after taking into account options to acquire shares of stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify to be taxed as a REIT, GLPI must satisfy other requirements as well. See “Certain United States Federal Income Tax Considerations—Classification and Taxation of GLPI as a REIT” and “Certain United States Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

The Articles of Incorporation contain restrictions on the ownership and transfer of GLPI’s stock that are intended to assist GLPI in complying with these requirements. The relevant sections of the Articles of Incorporation provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 7% of the outstanding shares of GLPI common stock (the “common stock ownership limit”) or more than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes or series of GLPI stock (the “aggregate stock ownership limit”). The common stock ownership limit and the aggregate stock ownership limit are collectively referred to as the “ownership limits.” The person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of GLPI stock as described below, would beneficially own or constructively own shares of GLPI stock in violation of such limits or restrictions or, if appropriate in the context, a person or entity that would have been the record owner of such shares of GLPI stock is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 7% of the outstanding shares of GLPI common stock or less than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of GLPI stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of GLPI stock) could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of GLPI stock in excess of the ownership limits. In addition, a person that did not acquire more than 7% of our outstanding stock may become subject to these restrictions if repurchases by us cause such person’s holdings to exceed 7% of our outstanding stock.

Pursuant to the Articles of Incorporation, GLPI’s board of directors may exempt, prospectively or retroactively, a particular shareholder (the “excepted holder”) from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if:

•

no individual’s beneficial or constructive ownership of GLPI stock will result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or would cause any income of GLPI that would otherwise qualify as rents from real property to fail to qualify as such; and

•

such shareholder does not and represents that it will not own, actually or constructively, an interest in a tenant of GLPI (or a tenant of any entity owned or controlled by GLPI) that would cause GLPI to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or GLPI’s board of directors determines that rent derived from such tenant will not affect GLPI’s ability to qualify to be taxed as a REIT).

Peter M. Carlino, GLPI’s Chairman and Chief Executive Officer, the Carlino Family Trust, The Vanguard Group Inc., BlackRock, Inc., Cohen & Steers, Inc., Capital World Investors and Capital International Investors have each been deemed excepted holders by GLPI’s board of directors.

As a condition of granting the waiver or establishing the excepted holder limit, GLPI’s board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and in substance satisfactory to GLPI’s board of directors (in its sole discretion) in order to determine or ensure GLPI’s status as a REIT and such representations and undertakings from the person requesting the exception as GLPI’s board of directors may require (in its sole discretion) to make the determinations above. GLPI’s board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

GLPI’s board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of GLPI’s outstanding stock. A reduced ownership limit will not apply to any person or entity whose percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of GLPI common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

The Articles of Incorporation further prohibit:

•

any person from beneficially or constructively owning shares of GLPI stock that would result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause GLPI to fail to qualify to be taxed as a REIT;

•

any person from transferring shares of GLPI stock if the transfer would result in shares of GLPI stock being beneficially owned by fewer than 100 persons (determined without reference to the rules of attribution under Section 544 of the Code); and

•

any person from constructively owning shares of GLPI stock to the extent that such constructive ownership would cause any of GLPI’s income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of GLPI stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of GLPI stock described above, or who would have owned shares of GLPI stock transferred to the charitable trust described below, must immediately give notice to GLPI of such event or, in the case of an attempted or proposed transaction, give GLPI at least fifteen days’ prior written notice and provide GLPI with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing restrictions on ownership and transfer of GLPI stock will not apply if GLPI’s board of directors determines that it is no longer in GLPI’s best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of GLPI stock described above is no longer required in order for GLPI to qualify to be taxed as a REIT.

If any transfer of shares of GLPI stock or any other event would result in any person violating the ownership limits or any other restriction on ownership and transfer of GLPI shares described above then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the benefit of one or more charitable organizations selected by GLPI, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above would not be effective, for any reason, to prevent violation of the applicable ownership limits or any other restriction on ownership and transfer of GLPI shares described above, then the Articles of Incorporation provide that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of GLPI stock held in the trust will continue to be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of GLPI stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of GLPI stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before GLPI’s discovery that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Pennsylvania law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner or unsuitable person, as applicable, before GLPI’s discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if GLPI has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of GLPI stock transferred to the trustee will be deemed offered for sale to GLPI, or its designee, at a price per share equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust, or (ii) the market price on the date GLPI, or its designee, accepts such offer. GLPI may reduce the amount so payable to the prohibited owner by the amount of any distribution that GLPI made to the prohibited owner before it discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and GLPI may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. GLPI will have the right to accept such offer until the trustee has sold the shares of GLPI stock held in the trust as discussed below. Upon a sale to GLPI, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If GLPI does not buy the shares, the trustee must, within 20 days of receiving notice from GLPI of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of GLPI stock. After the sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that GLPI paid to the prohibited owner before GLPI discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if prior to the discovery by GLPI that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner will have no rights in the shares held by the trustee.

In addition, if GLPI’s board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of GLPI stock described above or that a person or entity intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of GLPI stock in violation of the restrictions on ownership and transfer of GLPI stock described above, GLPI’s board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing GLPI to redeem shares of GLPI stock, refusing to give effect to the transfer of GLPI’s books or instituting proceedings to enjoin the transfer or other event.

Every person or entity who is a beneficial owner or constructive owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number of value (whichever is more restrictive) of GLPI stock, within 30 days after initially reaching such ownership threshold and within 30 days after the end of each taxable year, must give GLPI written notice stating the shareholder’s name and address, the number of shares of each class and series of GLPI stock that the shareholder beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must provide to GLPI such additional information as GLPI may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on GLPI’s qualification as a REIT and to ensure compliance with the applicable ownership limits. In addition, any person or entity that will be a beneficial owner or constructive owner of shares of GLPI stock and any person or entity (including the shareholder of record) who is holding shares of GLPI stock for a beneficial owner or constructive owner must provide to GLPI such information as GLPI may request in order to determine GLPI’s qualification as a REIT and to comply with the requirements of any governmental or taxing authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates representing shares of GLPI stock will bear a legend referring to the restrictions on ownership and transfer of GLPI stock described above.

The restrictions on ownership and transfer of GLPI stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for GLPI common stock or otherwise be in the best interests of GLPI shareholders.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate

In addition to the restrictions set forth above, all of GLPI’s outstanding capital stock shall be held subject to applicable gaming laws. Any person owning or controlling at least five percent of any class of GLPI’s outstanding capital stock will be required by the Articles of Incorporation to promptly notify GLPI of such person’s identity. The Articles of Incorporation provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person is redeemable by GLPI, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by GLPI’s board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by GLPI’s board of directors alone), the lesser of (i) the market price on the date of the redemption notice, (ii) the market price on the redemption date or (iii) the actual amount paid by the owner thereof, in each case less a discount in a percentage (up to 100%) to be determined by GLPI’s board of directors in its sole and absolute discretion. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by GLPI.

The Articles of Incorporation also provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person will be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by the GLPI board of directors in its sole and absolute discretion.

The Articles of Incorporation require any unsuitable person and any affiliate of an unsuitable person to indemnify and hold harmless GLPI and its affiliated companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by GLPI and its affiliated companies as a result of, or arising out of, the unsuitable person’s ownership or control of any securities of GLPI, failure or refusal to comply with the provisions of the Articles of Incorporation, or failure to divest himself, herself or itself of any securities when and in the specific manner required by a gaming authority or the Articles of Incorporation.

Transfer Agent

The transfer agent and registrar for GLPI common stock is Continental Stock Transfer & Trust. We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES OF GLPI

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, and exchange and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred shareholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that materially adversely affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of Class A common stock or another series of preferred stock; or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement for their accounts.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us a notice of resignation, and we may remove any depositary at any time by delivering it a notice of removal. Resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred shareholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS AND OTHER GOVERNANCE DOCUMENTS

The following is a summary of certain provisions of Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

Size of Board and Vacancies; Removal of Directors

Pursuant to GLPI’s Articles of Incorporation, each member of GLPI’s board of directors is elected until the next annual meeting of shareholders and until his or her successor is elected, or his or her earlier death, resignation or removal. At any meeting of shareholders for the uncontested election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the shareholders entitled to vote in the election.

GLPI’s board of directors has eight directors. The Bylaws provide that the number of directors on GLPI’s board of directors will be fixed exclusively by the board of directors. Subject to the rights of holders of any stock having preference over the common stock to elect additional directors, newly created directorships resulting from any increase in the number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

Subject to the rights of any stock having preference over the common stock to elect directors, the Bylaws provide that a director may be removed only for cause (as defined in the Bylaws) by the affirmative vote of: (i) a majority of the entire GLPI board of directors (not including the director whose removal is being considered); or (ii) 75% of the votes cast by the holders of shares entitled to vote generally in the election of directors. In addition, under Section 1726(c) of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), a court may remove a director upon application in a derivative suit in cases of fraudulent or dishonest acts, gross abuse of authority or discretion, or for any other proper cause. Section 1726(a)(4) of the PBCL also provides that the board of directors may be removed at any time with or without cause by the unanimous vote or written consents of the shareholders entitled to vote thereon.

Pennsylvania State Takeover Statutes

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and any person, or group of persons, that is acting jointly or in concert with the interested shareholder, and affiliates of the interested shareholder.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act, are not counted towards the determination of whether the 20% share ownership threshold has been met for purposes of Subchapter 25E.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock or an affiliate of the corporation who at any time during the prior five years was the beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales or other dispositions and certain self-dealing transactions. Certain restrictions apply to a business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation, directors of the corporation who are also officers of the corporation (including executive officers), and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G or the voting rights of such control shares are not restored or such voting rights lapse pursuant to Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides that if any person or group publicly discloses that the person or group may acquire control of the corporation, or a person or group acquires, or publicly discloses an offer or intent to acquire, 20% or more of the voting power of the corporation and, in either case, sells shares in the following 18 months, then the profits from such sale must be disgorged to the corporation if the securities that were sold were acquired during the 18-month period or within the preceding 24 months.

If shareholders approve a control share acquisition under Subchapter 25G, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within 90 days before the approval if such termination was pursuant to an agreement with the acquiring person whose control shares were accorded voting rights in connection with such control-share approval or two years after the approval. Subchapter 25J prohibits the abrogation of certain labor contracts as a result of a business combination prior to their stated date of expiration.

Amendments to GLPI’s Articles of Incorporation and Bylaws and Approval of Extraordinary Actions

Pennsylvania law and the Articles of Incorporation generally provide that GLPI can amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of our assets, engage in a statutory share exchange or dissolve if the action has first been approved by the board of directors and then by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter. The Articles of Incorporation also provide that the amendment or repeal of any Articles of Incorporation provision concerning the indemnification or limitation of liability of GLPI’s directors will require the affirmative vote of at least 75% of the voting power of all of its outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. Pennsylvania law and the Articles of Incorporation permit GLPI’s shareholders to propose amendments to the Articles of Incorporation by petition of shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast thereon, setting forth the proposed amendment, which petition shall be directed to the board of directors and filed with the secretary of the corporation. Pennsylvania law provides that GLPI’s shareholders are generally not entitled by statute to call special meetings of shareholders.

GLPI’s board of directors is authorized to adopt, amend or repeal any provision of the bylaws without shareholder approval. Except as otherwise required by law, any provision of the Bylaws may only be adopted, amended or repealed by the shareholders (i) upon receiving at least 75% of the votes cast by the holders of shares entitled to vote thereon or (ii) in the event that the amendment has been proposed by a majority of the board of directors, upon receiving a majority of the votes cast by the holders of shares entitled to vote thereon.

Shareholder Meetings

Under the PBCL, shareholders generally will be not entitled to call special meetings of shareholders. Only the chairman of the board of directors or a majority of the directors then in office may call such meetings pursuant to the Bylaws.

Shareholder Action by Written Consent

Under the PBCL, unless otherwise permitted in the articles of incorporation, any action required to be taken or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting if, and only if, prior to the taking of such action, all shareholders entitled to vote thereon consent in writing to such action being taken.

Requirements for Advance Notification of Shareholder Nominations and Proposals

The Bylaws contain advance notice procedures with respect to shareholder proposals and recommendations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In particular, shareholders must notify the corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in the Bylaws. To be timely, the notice must be received at GLPI’s principal executive office not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In order to be eligible to present a shareholder proposal or recommend a candidate for nomination for election as a director at a shareholders meeting, a shareholder must have owned beneficially at least 1% of the outstanding GLPI common stock for a continuous period of not less than 12 months. In addition, shareholders or shareholder groups who desire to nominate directly and include in GLPI’s proxy statement candidates for election to the board of directors must own 3% or more of the outstanding GLPI common stock for a continuous period of not less than three years, may nominate only up to a maximum of the greater of (x) two and (y) twenty percent (20%) of GLPI’s board members and must satisfy certain procedural, eligibility and disclosure requirements set forth in the Bylaws, including, but not limited to, a requirement that a notice of proxy access nomination must be received at GLPI’s principal executive office not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

Effect of Certain Provisions of Pennsylvania Law and of the Articles of Incorporation and Bylaws

The Articles of Incorporation contain restrictions on ownership and transfer of GLPI stock that prohibit any person from acquiring more than 7% of its outstanding common stock (without prior approval of GLPI’s board of directors). The power of GLPI’s board of directors to issue authorized but unissued shares of our common stock and preferred stock without shareholder approval also could have the effect of delaying, deferring or preventing a change in control or other transaction. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult, or discourage an attempt, to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

These provisions, along with other provisions of the PBCL and the Articles of Incorporation and Bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the advance notice and special meeting provisions, alone or in combination, are designed to protect GLPI’s shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with GLPI’s board of directors and by providing GLPI’s board of directors with more time to assess any acquisition proposal.

Shareholders Rights Plan

While the PBCL authorizes a corporation to adopt a shareholder rights plan, GLPI does not have a shareholder rights plan currently in effect.

Limitation on Liability of Directors and Officers

The PBCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of certain other entities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the corporation, indemnification will not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless a court determines upon application that such person is nevertheless fairly and reasonably entitled to indemnification.

Unless ordered by a court, the determination of whether indemnification is proper in a specific case will be determined by (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

To the extent that a former or present director or officer of a business corporation has been successful on the merits or otherwise in defense of a third-party action, derivative action, or corporate action, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Pennsylvania law permits a corporation to purchase and maintain insurance for a director, officer or other representative of the corporation against any liability asserted against him or her, and incurred in his or her capacity as a director, officer or other representative of the corporation or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Pennsylvania law.

The Articles of Incorporation and Bylaws provide that a director shall, to the maximum extent permitted by Pennsylvania law, have no personal liability or monetary damages for any action taken, or any failure to take any action as a director. The Articles of Incorporation and Bylaws also provide for indemnification for current and former directors, officers, employees, or agents and representatives of certain other entities serving at the request of the corporation to the fullest extent permitted by Pennsylvania law. The Articles of Incorporation and Bylaws also permit the advancement of expenses.

Description of the Amended and Restated Partnership Agreement of the Operating Partnership

GLP Capital, L.P., our Operating Partnership, is organized as a Pennsylvania limited partnership. Pursuant to its amended and restated partnership agreement, as the general partner of the Operating Partnership, GLPI has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership and has the power to bind the Operating Partnership in the act of carrying on the business of the Operating Partnership.

GLPI may voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of its assets without obtaining the consent of limited partners if either:

•	GLPI is the surviving entity in the transaction and its shareholders do not receive cash, securities or other property in the transaction;

•

as a result of such a transaction, all limited partners (other than GLPI), will receive for each common unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to a holder of shares of GLPI common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of GLPI common stock, each holder of common units (other than those held by GLPI or its subsidiaries) shall be given the option to exchange its common units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of GLPI common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•

if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than common units held by GLPI, are owned, directly or indirectly, by the Operating Partnership or another limited partnership or limited liability company, which is referred to as the surviving partnership; (ii) the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (who have, in either case, the rights of a common equity holder); and (iii) such rights of the limited partners include the right to exchange their common units in the surviving partnership for at least one of: (A) the consideration paid in the transaction to a holder of shares of GLPI common stock or (B) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the shares of GLPI common stock as of the time of the transaction.

The amended and restated partnership agreement provides that, subject to the terms of any preferred partnership interests, the Operating Partnership will make non-liquidating distributions at such time and in such amounts as determined by GLPI in its sole discretion, to GLPI and the limited partners in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the Operating Partnership will be distributed to GLPI and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

The Operating Partnership will have perpetual existence, or until sooner dissolved upon:

•	GLPI’s bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•	the sale or other disposition of all or substantially all of the assets of the Operating Partnership;

•	an election by GLPI in its capacity as the general partner; or

•	entry of a decree of judicial dissolution.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock and preferred stock, and debt securities issued by the Operating Partnership and Capital Corp. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock, and the Operating Partnership’s and Capital Corp.’s debt securities, generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a controlled foreign corporation, a passive foreign investment company, a partnership or similar pass-through entity or a person holding their interest through such an entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person required to accelerate any item of gross income with respect to our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., as a result of such income being recognized on an applicable financial statement, a person who acquired our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., in connection with the performance of services, a person who marks-to market our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., a U.S. expatriate, a U.S. stockholder or U.S. holder (each, as defined below) whose functional currency is not the U.S. dollar, a person who holds our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., through a non-U.S. broker or other non-U.S. intermediary, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. taxes or U.S. federal taxes other than income taxes (such as estate and gift taxes);

•

this summary assumes that holders of our common stock and preferred stock and the debt securities issued by the Operating Partnership and Capital Corp. hold such assets as “capital assets” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt entities or non-U.S. persons, except to the limited extent described below; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of preferred stock represented by depository shares. In the event we issue any such securities, the prospectus supplement will discuss certain related tax considerations in greater detail. This summary also does not discuss considerations relating to preferred stock with certain features, including conversion rights, redemption rights or anti-dilution adjustments, and in the event we issue preferred stock with special features, the prospectus supplement will discuss certain related tax considerations in greater detail. Furthermore, the following summary does not address any U.S. federal income tax considerations to holders of our outstanding stock that could result if we issue any redeemable preferred stock at a price that exceeds its redemption price by more than a de minimis amount or that otherwise provides for dividends that are economically a return of the stockholder’s investment (rather than a return on the stockholder’s investment), which preferred stock could be considered “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code and treated under such regulations as a financing instrument among the holders of the fast-pay stock and our other stockholders. This summary also does not address tax considerations relating to the acquisition, ongoing ownership, redemption or other disposition of units of the Operating Partnership.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the purchase, ownership and disposition of our common stock, preferred stock or debt securities issued by the Operating Partnership and Capital Corp. on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to GLPI and not the Operating Partnership, unless otherwise indicated. For purposes of this discussion, the term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “stock” means interests treated as equity in a corporation for U.S. federal income tax purposes. For purposes of this discussion, the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes, and the term “partner” includes any person treated as a member of a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”) including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could adversely affect an investment in our common stock or preferred stock or in debt securities issued by the Operating Partnership and Capital Corp. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. As a result, it is possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.

Classification and Taxation of GLPI as a REIT

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year beginning on January 1, 2014. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable to us to qualify as a REIT beginning with our taxable year beginning on January 1, 2014. In connection with this filing, we will receive an opinion of our tax counsel, Goodwin Procter LLP, to the effect that, commencing with our taxable year beginning on January 1, 2014 (i) we have been and we are organized in conformity with the requirements for qualification and taxation as a REIT, and (ii) our prior, current and proposed organization, ownership, distributions and method of operation as represented by management have allowed and will continue to allow us to satisfy the requirements for qualification and taxation as a REIT. This opinion is based on representations and covenants made by us as to certain factual matters relating to our formation, and the prior, current and proposed organization, ownership and method of operation, and certain other matters affecting our ability to qualify as a REIT. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are true, correct and complete, that we and our subsidiaries have been, are and will be owned, organized and operated and will continue to be owned, organized and will continue to operate in accordance with such representations and that we will take no action inconsistent with such representations. In addition, this opinion is based on the law existing and in effect as of its date (and to the extent applicable, the law in effect for prior periods covered by this opinion). Our qualification and taxation as a REIT has depended and will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to have qualified as or to remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year beginning on January 1, 2014 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay in calculating REIT taxable income and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

•

We will be subject to regular U.S. federal corporate income tax on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT, including net capital gain, subject to specified adjustments, including a deduction for dividends paid.

•

If we have net income from the sale or other disposition of “foreclosure property” for which we make a special election, and that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

•

If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax in an amount equal to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (1) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (2) the highest U.S. federal corporate income tax rate.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits accumulated in a non-REIT taxable year (such as earnings and profits we inherit from a taxable C corporation that was acquired during the year through a tax-free merger or tax-free liquidation), and the failure to comply with the prohibition on non-REIT earnings and profits is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

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We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years.

•

We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts or on certain expenses deducted by our taxable REIT subsidiaries (“TRSs,” and each a TRS) if arrangements among us, our tenants and/or our TRSs (including the amounts paid to us and/or our TRSs) are not comparable to similar arrangements among unrelated parties.

•

We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 21%. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) our adjusted basis in such asset as of the beginning of such recognition period. See “—Tax on Built-in Gains of Former C Corporation Assets.”

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock by the difference between (a) the amount of capital gain included in the stockholder’s income and (b) the amount of tax deemed paid by the stockholder.

•

We may have subsidiaries or own interests in other lower-tier entities that are C corporations that have elected or will elect, jointly with us, to be treated as our TRSs. The earnings of our TRSs are subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT under the Code effective with our taxable year beginning on January 1, 2014. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year beginning on January 1, 2014, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year beginning on January 1, 2014). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. For purposes of condition (6) above, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are generally treated as holding shares of a REIT in proportion to their actuarial interests in the trust, stock owned by an entity is attributed to the owners of the entity, a person is deemed to own stock that the person has an option to acquire and an individual is deemed to own stock owned by certain family members. A successful challenge to our valuation determination could jeopardize our ability to comply with condition (6) above. For purposes of its opinion, Goodwin Procter LLP is relying on our determinations of relative values of our shares.

We believe that we have, and have had, sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. Moreover, while we have only waived limits on ownership of our stock in situations where we do not believe such waivers will impact our ability to qualify as a REIT, such ownership waivers may increase the risk of failing any such ownership requirement.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If we do not comply with the annual letters requirement for a taxable year, we will be subject to a penalty tax of $25,000 (or $50,000 for an intentional disregard of the requirement) unless the failure is due to reasonable cause and not to willful neglect.

We complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year beginning on January 1, 2014.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Non-REIT Accumulated Earnings and Profits

As a REIT, we may not have any undistributed non-REIT earnings and profits at the end of any taxable year. We entered into a closing agreement with the IRS to determine the portion of our former parent’s earnings and profits that was allocated to us in connection with the Spin-Off, and we believe we have distributed an amount sufficient to purge all of such earnings plus our earnings accumulated post Spin-Off and prior to our first REIT taxable year. In addition, to the extent we may have inherited non-REIT earnings and profits in connection with any acquisition, we believe we have fully distributed any such earnings and profits prior to the end of our tax year in which such acquisition occurred. Although we do not believe we have had any non-REIT earnings and profits at the end of any REIT taxable year, and we currently do not expect to have any non-REIT earnings and profits at the end of any REIT taxable year, we are not precluded from acquiring a non-REIT corporation in a manner that causes us to succeed to its non-REIT earnings and profits, in which case we would need to distribute or otherwise eliminate such earnings and profits by year-end. If it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first taxable year as a REIT or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

Taxable REIT Subsidiaries

A TRS of ours is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A domestic TRS (or a foreign TRS with income from a U.S. business) pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We own and may continue to own interests in one or more TRSs for various purposes, such as holding assets or generating income that, if held or generated by us, could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes and, if doing business or owning property outside of the United States, significant non-U.S. taxes.

A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% assets tests described below. However, no more than 20% of the gross value of a REIT’s assets may be represented by securities of one or more TRSs.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT

A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets, liabilities and items of income of any subsidiary partnership in which the Operating Partnership holds an interest, will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. As a result, to the extent that the Operating Partnership holds interests in partnerships that it does not control, the Operating Partnership may need to hold such interests through TRSs. The foregoing discussion does not apply to any interest we hold in any entity treated as a corporation for U.S. federal income tax purposes. If an entity that we treated as a partnership for U.S. federal income tax purposes were determined instead to be taxed as a corporation, we could fail one or more of the REIT income and asset tests described below. Generally, a domestic unincorporated entity with two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes, as further discussed under “—Tax Aspects of the Operating Partnership” below.

If a REIT owns all of the stock of a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states.

Certain other wholly-owned entities also may be treated as disregarded as separate from their owners for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership for U.S. federal income tax purposes if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

Our Joint Ventures

We may own interests in joint ventures. Our joint ventures may include partnerships, subsidiary REITs and/or partnerships that invest through subsidiary REITs. In addition to the considerations related to subsidiary REITs and partnership interests noted in the two immediately preceding sections, joint ventures may pose additional challenges. For example, transactions between us and our joint ventures may give rise to income that is nonqualifying income for purposes of the REIT income tests described below (and/or increase our reliance on use of TRSs to avoid any such nonqualifying income). We could potentially have less control over REIT compliance in the case of investments through joint ventures.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets and certain personal property ancillary to such real estate assets, as discussed below (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property and gain from prohibited transactions), dividends paid by another REIT, interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test.

Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the total leased space of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease (determined based on the average of the fair market values as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and debt securities issued by another REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

Our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, and 5% asset tests described above, and the 10% value limitation described above, at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. If we rely on this reasonable cause cure provision to cure a violation of the asset tests, we also must pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income for such taxable year, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income for such taxable year. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before the time prescribed by law for filing our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. In addition, any dividend that we declare in October, November or December of any calendar year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, if such dividend is actually paid during January of the following calendar year.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain, rather than distribute, all or a portion of its net capital gains and pay the tax on the gains. In that case, the REIT’s stockholders must include their proportionate share of the undistributed net capital gains in income as long-term capital gains and would receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”

We may hold significant assets with built-in gain that would be subject to this corporate tax if sold today. Furthermore, we expect to acquire assets in the future in carryover basis transactions. The sale of any such assets within the five-year period following the date we acquire the asset would cause us to be subject to the corporate tax described above.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests if the hedging transaction (1) is made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) is entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. No assurances can be given that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

Investments in Certain Debt Instruments

We may acquire mortgage, mezzanine, bridge loans and other debt investments. Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the highest outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine whether the modified loan is adequately secured by real property as of the modification date. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property (determined on the date we acquire, originate or modify the loan, or for purposes of characterizing gain from the sale of such loan, at the time of sale), even if the real property collateral value is less than the outstanding principal balance of the loan. If the IRS were to assert successfully that any mortgage loan we hold were not treated as a qualifying mortgage loan in its entirety under one of these tests, we could earn non-qualifying income or be treated as holding nonqualifying assets as a result of such mortgage loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount,” or “OID”, if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike OID, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any OID or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

We generally will be required to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments earlier than would be the case under the general tax rules described in the preceding paragraph.

Tax Aspects of the Operating Partnership

In General. We own and will own all or substantially all of our assets through the Operating Partnership, and the Operating Partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.

Except in the case of subsidiaries that have elected REIT or TRS status, we expect that the Operating Partnership’s partnership subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners are allocated their share of the items of income, gain, loss, deduction and credit of the partnership and are potentially required to pay tax on that income without regard to whether the partners receive a distribution of cash from the partnership. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. For purposes of applying the REIT income and asset tests, we will include our pro rata share of the income generated by and the assets held by the Operating Partnership, including the Operating Partnership’s share of the income and assets of any subsidiary partnerships, based on our capital interests in such entities. See “—Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT.”

Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If the Operating Partnership or one or more of its subsidiary partnerships or disregarded entities, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. See “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.

We believe that the Operating Partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of The Operating Partnership” is based on such classification.

Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships with 100 or fewer partners. There is no guarantee that the Operating Partnership will qualify for any of these safe harbors.

The right of a holder of Operating Partnership common units to redeem the units for cash (or shares of our common stock at our option) may cause such units to be considered readily tradable on the substantial equivalent of a secondary market, and the Operating Partnership may not be eligible for a safe harbor at all times. If the Operating Partnership is treated as a publicly traded partnership, it will be taxed as a corporation for U.S. federal income tax purposes unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and certain other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the Operating Partnership to fail the 90% qualifying income test applicable to publicly traded partnerships in the event that the Operating Partnership were taxed as a publicly traded partnership.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or other operating agreement of a partnership) will generally determine the allocation of income and losses among partners for U.S. federal income tax purposes so long as the agreement provides for allocations that comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership allocations respect the economic arrangement of their partners. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss in the Operating Partnership and its partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, and so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.

Certain of the Operating Partnership’s assets have book tax differences, and the agreement of limited partnership of the Operating Partnership requires such allocations to be made in a manner consistent with Section 704(c) of the Code. As a result, we may be allocated lower amounts of depreciation and other deductions for tax purposes, and possibly greater amounts of taxable income in the event of a disposition, as compared to our share of such items for economic or book purposes. Thus, these rules may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements Applicable to REITs.”

Withholding Obligations with respect to Non-U.S. Partners. In the event we admit a non-U.S. limited partner into the Operating Partnership, the Operating Partnership generally will be required to withhold with respect to the non-U.S. limited partner’s share of the Operating Partnership income (with such rates based on the character of the items comprising the income and the status of the limited partner for U.S. federal income tax purposes), regardless of the amounts distributed to such non-U.S. limited partner. We will be liable for any under withholdings (including interest and penalties). The Operating Partnership will have to make the withholding payments in any event even if the withholding obligation exceeds a limited partner’s share of distributions. Unless it can recover the excess withholdings from the limited partner, the Operating Partnership will have to find other sources of cash to fund excess withholdings. We also generally must withhold at a rate not less than

10-15% on the amount realized if and when a non-U.S. limited partner exercises its redemption rights and its units for our shares (or cash funded by us). The Operating Partnership also may be required to withhold on distributions made to a transferee who acquires units from a non-U.S. limited partner if the transferee did not properly withhold with respect to a non-U.S. transferor.

Partnership Audit Rules. Under the rules applicable to U.S. federal income tax audits of partnerships, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of “partnership-related items” on audit (the “imputed adjustment amount”), regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment (and thus potentially causing the partners at the time of the audit adjustment to bear taxes attributable to former partners). The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply (often referred to as a “push-out election”). Applicable Treasury Regulations provide that when a push-out election causes a partner that is itself a partnership to be assessed with its share of such additional taxes from the adjustment, such partnership may cause such additional taxes to be pushed out to its own partners. In addition, these Treasury Regulations provide that a partnership may request a modification of the imputed adjustment amount based on partnership adjustments allocated to a relevant partner where the modification is based on deficiency dividends distributed by a partner that is a REIT. It is possible that the Operating Partnership and subsidiary partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of the foregoing rules, and as a result, we could be required to bear the economic cost of taxes attributable to us as a direct or indirect partner of such partnerships.

Failure to Qualify as a REIT

In the event we violate (or have violated) a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail (or have failed) to qualify as a REIT in any taxable year that remains open to examination by the IRS, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular U.S. federal corporate income tax rates, as in effect for the applicable taxable year. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a current maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. However, non-corporate stockholders (including individuals) will not be able to deduct 20% of certain dividends they receive from us, as described below. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

For purposes of this discussion, the term “U.S. stockholder” means a beneficial owner of shares of common stock or preferred stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) a valid election is in place to treat the trust as a United States person.

If a partnership holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership considering an investment in our common stock or preferred stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of shares of our common stock or preferred stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account, as ordinary income, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the preferential tax rate (currently 20%) for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. The preferential tax rate for qualified dividend income will apply to our ordinary dividends (1) attributable to dividends received by us from taxable corporations, such as our TRSs, (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) or (3) to the extent attributable to the excess of any income we recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carryover basis transaction from a non-REIT corporation over the U.S. federal income tax we paid with respect to such income. In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. For taxable years beginning after December 31, 2017 and before January 1, 2026, individuals and other non-corporate U.S. stockholders generally may deduct 20% of “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income). If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Dividends paid to a corporate U.S. stockholder will generally not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution no later than January 31 of the following year and provided further that to the extent that the total amount of any such January distribution exceeds undistributed earnings and profits as of December 31 of such year (determined before taking such January dividend into account), we intend to report the January dividend as paid and received in the year actually paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Distributions from us that are properly designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum current U.S. federal rate of 20%, in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as undistributed capital gains with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock or preferred stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock or preferred stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, with respect to non-corporate U.S. stockholders, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37% (39.6% for tax years beginning on or after January 1, 2026). The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is currently 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains,” would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to U.S. federal income tax on their unrelated business taxable income (“UBTI”). UBTI generally includes (i) any income or gain not sufficiently related to a tax-exempt organization’s exempt purpose, other than certain passive investment income such as dividends, interest, rents from real property and capital gains, and (ii) debt-financed income derived from property not sufficiently related to such exempt purpose that is subject to “acquisition indebtedness.” U.S. tax-exempt entities must separately compute their taxable income and loss for each unrelated trade or business activity for purposes of determining their UBTI. Subject to the exceptions described below, a tax-exempt U.S. stockholder generally would not recognize UBTI as a result of an investment in our common stock or preferred stock unless the stock were used in an unrelated trade or business conducted by such stockholder. However, if a tax-exempt U.S. stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common stock or preferred stock could constitute UBTI pursuant to the “debt-financed property” rules.

Social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from U.S. federal income taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as UBTI. Such percentage is equal to the gross income (less direct expenses related thereto) that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income (less direct expenses related thereto) for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of beneficial owners of our common stock or preferred stock that are nonresident alien individuals or foreign corporations for U.S. federal income tax purposes (“non-U.S. stockholders”) are complex. This section is only a partial discussion of such rules. It does not attempt to address all of the considerations that may be relevant for non-U.S. stockholders that are partnerships or other pass-through entities, that hold their common or preferred stock through intermediate entities, that are non-U.S. trusts or estates or the beneficiaries of such non-U.S. trusts or estates, that have special status (such as sovereigns), or that otherwise are subject to special rules under the Code. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, local and non U.S. income and other tax laws on ownership of our stock, including any reporting requirements.

Distributions – In General. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests (“USRPIs”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates generally applicable to dividends do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such distributions, unless an applicable income tax treaty provides otherwise, and in the case of a corporate non-U.S. stockholder also may be subject to a branch profits tax on its effectively connected earnings and profits at the rate of 30% (or lower treaty rate). Withholding of U.S. federal income tax generally will apply at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless: (i) a lower treaty rate or special provision of the Code (e.g., Section 892) applies and the non-U.S. stockholder provides any required IRS Form W-8 evidencing eligibility for that reduced rate; (ii) the non-U.S. stockholder provides an IRS Form W-8ECI claiming that the distribution is effectively connected income, or (iii) a different withholding rate applies (such as because it can be determined at the time of distribution that the distribution is a capital gain dividend or is attributable to gain from the sale or exchange of USRPIs).

A non-U.S. stockholder generally will not be subject to U.S. federal income tax (but may be subject to withholding as described below) on a distribution not attributable to gain from our sale or exchange of a U.S. real property interest and in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the stockholder’s adjusted tax basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted tax basis of that stock. To the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of a non-U.S. stockholder’s stock, it will be treated as gain from the sale or disposition of the non-U.S. stockholder’s stock and may be subject to U.S. federal income tax as described in the “—Sale of Shares” discussion below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, withholding may apply on the entire amount of any distribution at the same rate as would apply with respect to withholding on a dividend.

Additional withholding rules may require withholding of 15% of any distribution that exceeds our current and accumulated earnings and profits even if a lower treaty rate applies to dividends or the non-U.S. stockholder is not liable for tax on the receipt of that distribution. Consequently, to the extent that withholding does not apply at a rate of 30% to the entire amount of any distribution, we generally expect withholding to apply at a rate of 15% (i.e., on any portion of the distribution to which 30% withholding does not apply) unless we conclude that an exemption or different rate applies.

A non-U.S. stockholder may seek a refund from the IRS if the non-U.S. stockholder’s withholdings and any other tax payments exceed its U.S. federal income tax liability for the year.

Distributions Attributable to the Sale or Exchange of Real Property. Subject to the exception discussed below for 10% or smaller holders of classes of stock of a corporation that are regularly traded on an established securities market located in the United States and the special rules for “qualified shareholders” or “qualified foreign pension funds” discussed below, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, regardless of whether we designate such distributions as capital gain distributions. The term “USRPIs” includes interests in U.S. real property and stock in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of USRPIs (“FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. FIRPTA Withholding will not apply to any distribution to a “qualified shareholder” or a “qualified foreign pension fund,” as defined below.

A non-U.S. stockholder that owns, actually or constructively, no more than 10% of a class of our common stock or preferred stock at all times during the one-year period ending on the date of a distribution with respect to such class should not be subject to FIRPTA, branch profits tax or FIRPTA Withholding with respect to a distribution on that class of common stock or preferred stock that is attributable to gain from our sale or exchange of USRPIs, provided that such class of our stock is regularly traded on an established securities market located in the United States. In the case of any such distribution that was a capital gain dividend made to such non-U.S. stockholder, the distribution will be treated as an ordinary dividend subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution, unless an applicable income tax treaty provides otherwise.

U.S. Federal Income Tax Withholding on Distributions not Subject to FIRPTA. Distributions that are designated by us as capital gain dividends, other than those attributable to the disposition of a USRPI (and thus not subject to FIRPTA Withholding), generally should not be subject to U.S. federal income taxation unless: (i) such distribution is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to tax on a net basis in a manner similar to the taxation of U.S. stockholders with respect to such gain, unless an applicable income tax treaty provides otherwise, and in the case of a corporate non-U.S. stockholder may also be subject to the branch profits tax at the rate of 30% (or lower treaty rate) on its effectively connected earnings and profits, subject to adjustments; or (ii) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case such nonresident alien individual generally will be subject to a 30% tax on the individual’s net U.S. source capital gain (net of certain U.S. source loss), unless an applicable income tax treaty provides otherwise. Notwithstanding that such non-FIRPTA capital gain dividend may not be subject to U.S. federal income taxation, as noted above we generally plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any dividend distribution paid to a non-U.S. stockholder and we may be required to withhold not less than 21% of any such capital gain dividends (or amounts we could have designated as such). Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability.

Although the law is not clear on the matter, it is possible that amounts designated by us as undistributed capital gains could be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition, non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. A person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time.

Even if our non-U.S. ownership is under 50% for five years and we otherwise meet the requirements of this rule, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder that is a “qualified shareholder”, a “qualified foreign pension fund”, or a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of shares of a publicly traded class of our stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% of our common stock during such testing period. If we issue a class of preferred stock that is regularly traded on an established securities market, the rules described in the previous sentence will also apply to sales of such preferred stock. Provided that our common stock continues to be regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our non-publicly traded preferred stock if the fair market value of all of the shares of such class of preferred stock acquired by such non-U.S. stockholder did not exceed 5% of the fair market value of our regularly traded class of stock with the lowest fair market value, determined as of the most recent acquisition date.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to any applicable alternative minimum tax, and the purchaser of the stock (including us) would be required to withhold and remit to the IRS 15% of the gross purchase price. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case, unless an applicable income tax treaty provides otherwise, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a corporate non-U.S. stockholder, may also be subject to the branch profits tax, at the rate of 30% (or lower treaty rate), on its effectively connected earnings and profits, subject to adjustments; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her U.S. source capital gains (net of certain U.S. source losses), unless an applicable income tax treaty provides otherwise.

Qualified Shareholders. To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to U.S. federal income tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (and capital gains dividends attributable to USRPI gain and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of a USRPI. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest (other than an interest solely as a creditor) in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

Qualified Foreign Pension Funds. For FIRPTA purposes, neither a “qualified foreign pension fund” nor an entity all of the interests of which are held by a qualified foreign pension fund is treated as a non-U.S. stockholder, thereby exempting such entities from tax under FIRPTA. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country (or one or more political subdivisions thereof) as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities, and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under Treasury Regulations, a “qualified controlled entity” also is not treated as a foreign person for purposes of FIRPTA. Under such regulations, a qualified controlled entity generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities.

Taxation of Holders of Certain Fixed Rate Debt Securities of GLP Capital and Capital Corp.

This section describes certain material U.S. federal income tax considerations of owning the fixed rate debt securities that the Operating Partnership and Capital Corp. may offer, for general information only. It is not tax advice. It applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the issue price. If these fixed rate debt securities are purchased at a price other than the issue price, the amortizable bond premium or market discount rules may apply. Prospective holders should consult their tax advisors regarding the possible applicability of such rules.

The tax consequences of owning any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities offered by the Operating Partnership and Capital Corp. will be discussed in the applicable prospectus supplement. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a debt security that is a (i) foreign corporation or (ii) a nonresident alien individual. If any entity treated as a partnership for U.S. federal income tax purposes holds a debt security, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in such a partnership considering an investment in debt securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the debt securities by the partnership.

Prospective purchasers of debt securities should consult their tax advisors concerning the tax consequences of holding debt securities in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal tax laws other than income tax laws (such as estate and gift tax laws), or state, local, or non-U.S. tax laws.

U.S. Holders

Payments of Interest. Payments of stated interest on debt securities generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the debt securities’ principal amount exceeds their issue price (the first price at which a substantial amount of the debt securities are sold to investors for cash, excluding sales to underwriters or other persons acting in a similar capacity) by at least a de minimis amount, as determined under applicable Treasury Regulations, a U.S. holder will be required to include such excess in income as ordinary income, as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (other than amounts attributable to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted U.S. federal income tax basis in the debt security. A U.S. holder’s adjusted U.S. federal income tax basis in a debt security generally will be its cost for that debt security, increased by any accrued original issue discount previously included as income by such U.S. holder, and decreased by any payments on the debt security other than stated interest. Any such gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Taxation of Tax-Exempt Holders of Debt Securities

Interest income accrued on a debt security should not constitute UBTI to a tax-exempt U.S. holder. As a result, a tax-exempt U.S. holder generally should not be subject to U.S. federal income tax on the interest income accruing on the Operating Partnership’s and Capital Corp.’s debt securities. Similarly, any gain recognized by the tax-exempt U.S. holder in connection with a sale of a debt security generally should not be UBTI unless the debt security is held primarily for sale to the U.S. holder’s customers in the ordinary course of its business. However, if a tax-exempt U.S. holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute UBTI pursuant to the “debt-financed property” rules. A tax-exempt U.S. holder that is subject to tax on its UBTI will be required to separately compute its UBTI for each unrelated trade or business activity for purposes of determining its UBTI. Tax-exempt U.S. holders should consult their own tax advisor to determine the potential tax consequences of an investment in the Operating Partnership’s and Capital Corp.’s debt securities.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under the headings “Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders” and “Foreign Account Tax Compliance Act,” payments of non-contingent interest (including any original issue discount) on any debt security to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax if the non-U.S. holder:

•	does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests and does not own 10% or more of the stock of Capital Corp;

•	is not a “controlled foreign corporation” with respect to which the Operating Partnership or Capital Corp. is a “related person” within the meaning of the Code;

•	provides the non-U.S. holder’s name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable successor form) and certifies under penalties of perjury that it is not a U.S. person;

•	is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business; and

•

is not engaged in a U.S. trade or business pursuant to which interest on the debt securities is effectively connected (any income effectively connected with such a U.S. trade or business, “U.S. Trade or Business Income”).

The gross amount of interest payments to a non-U.S. holder that do not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax (and the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefits of such treaty) or the payments constitute U.S. Trade or Business Income to the non-U.S. holder (and the non-U.S. holder provides a properly executed IRS Form W-8ECI). U.S. Trade or Business Income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate, unless an applicable income tax treaty provides otherwise. In the case of a non-U.S. holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate (or lower treaty rate).

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Subject to the discussions below under the headings “—Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders” and “—Foreign Account Tax Compliance Act,” any gain realized by a non-U.S. holder upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (other than amounts attributable to any accrued and unpaid interest, which would be subject to U.S. federal income taxation as interest as described above in “—Payments of Interest”) generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. Trade or Business Income, in which case the non-U.S. holder generally will be taxed on such gain in the same manner as a U.S. holder, unless an applicable income tax treaty provides otherwise, and if such non-U.S. holder is a corporation, the branch profits tax may also apply; or (ii) in the case of any gain realized by an individual non-U.S. holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption, retirement or other taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax on such gain (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S.-source losses.

Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders

U.S. Stockholders and U.S. Debt Holders.

In general, information reporting requirements will apply to (i) payments of distributions on our stock and payments of the proceeds of the sale of our stock to some stockholders, and (ii) payments on our debt securities (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase, retirement or other disposition of the debt securities) to a U.S. debt holder, unless an exception applies. Further, the payor will be required to backup withhold on any payments if: (1) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding; (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect; (3) the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code; or (4) in the case of interest on a debt security, there has been a notified payee under-reporting with respect to interest, dividends or OID.

Some U.S. stockholders and U.S. debt holders, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder or debt holder will be allowed as a credit against the stockholder’s or debt holder’s U.S. federal income tax liability and may entitle the stockholder or debt holder to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Stockholders and Non-U.S. Holders of Debt Securities.

Information reporting requirements and backup withholding may apply to (i) payments of distributions on our stock to a non-U.S. stockholder, (ii) proceeds a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our stock, (iii) interest payments on debt securities issued by the Operating Partnership and Capital Corp. to a non-U.S. holder, and (iv) proceeds a non-U.S. holder receives upon the sale, exchange, redemption, retirement or other disposition of our debt securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. stockholder or non-U.S. holder or the stockholder or debt holder otherwise establishes an exemption. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our stock or that a non-U.S. holder receives upon the sale, exchange, redemption, retirement or other disposition of our debt securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such stockholder’s or debt holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of U.S.-source passive payments (such as interest and dividends) made to “foreign financial institutions” (as specifically defined in the Code) and certain other non-U.S. entities unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation applies with respect to any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. However, the following payments are not subject to FATCA withholding: (i) income from our stock or debt securities issued by the Operating Partnership or Capital Corp. that is treated as income effectively connected with the conduct of a U.S. trade or business; or (ii) proceeds from a sale or other disposition of our stock or debt securities issued by the Operating Partnership and Capital Corp. Although gross proceeds from a disposition of property that can produce U.S. source interest or dividends are treated as withholdable payments, proposed Treasury Regulations that may be relied on have eliminated FATCA withholding on such payments.

Medicare Tax

A U.S. stockholder or U.S. debt holder who is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s or U.S. debt holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. stockholder’s or U.S. debt holder’s modified gross income for the taxable year over a certain threshold. A similar regime applies to certain estates and trusts. Net investment income generally would include (i) dividends on our common stock and preferred stock (without regard to the 20% deduction allowed by Section 199A of the Code) and gain from the sale of our common stock and preferred stock, and (ii) gross interest income and net gains from the disposition of a debt security. If you are a U.S. person that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock, preferred stock or debt securities.

Tax Legislation or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury and it is possible that there could be future changes that could adversely impact us, our stockholders, or holders of debt securities issued by the Operating Partnership and Capital Corp. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us, our stockholders or holders of debt securities issued by the Operating Partnership and Capital Corp. may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock or preferred stock or debt securities issued by the Operating Partnership and Capital Corp.

State, Local and Foreign Taxes

We, holders of our stock and/or holders of debt securities issued by the Operating Partnership and Capital Corp. may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The U.S. state and local and non-U.S. tax treatment of us, of holders of our stock or holders of debt securities issued by the Operating Partnership and Capital Corp. may not conform to the U.S. federal income tax considerations discussed above. Itemized deductions for individuals for U.S. state and local income, property and sales taxes in excess of a combined limit of $10,000 per year are disallowed for U.S. federal income tax purposes, for taxable years beginning before January 1, 2026. Prospective investors should consult their own tax advisors regarding the effect of U.S. state and local and non-U.S. tax laws on an investment in our common stock or preferred stock or debt securities issued by the Operating Partnership and Capital Corp.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU WITH RESPECT TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, OUR PREFERRED STOCK AND/OR DEBT SECURITIES ISSUED BY THE OPERATING PARTNERSHIP AND CAPITAL CORP., INCLUDING ANY U.S. STATE AND LOCAL TAX (INCLUDING TRANSFER TAX), AND NON-U.S. TAX CONSEQUENCES.

SELLING SECURITY HOLDERS

Information about selling security holders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC, which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then-prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of GLPI, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, GLPI, GLP Capital or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Polsinelli PC will pass upon certain matters of Pennsylvania law. Goodwin Procter LLP may rely on Polsinelli PC with respect to matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements of Gaming and Leisure Properties, Inc. incorporated by reference in this Prospectus, and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

$1,250,000,000

Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities

Barclays

BTIG

Capital One Securities

Citigroup

Citizens Capital Markets

Goldman Sachs & Co. LLC

Jefferies

KeyBanc Capital Markets

Mizuho

Morgan Stanley

Raymond James

RBC Capital Markets

Scotiabank

Truist Securities

Wells Fargo Securities

May 2, 2025